                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): N/A






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



              Delaware                     1-12534              72-1133047
  (State of other jurisdiction        (Commission file        (I.R.S employer
of incorporation of organization)          number)        identification number)


      363 N. Sam Houston Parkway E.
               Suite 2020
             Houston, Texas                                       77060
(Address of principal executive offices)                       (Zip code)


     Registrant's telephone number, including area code: (281) 847-6000

ITEM 7. Financial Statements and Exhibits

         On January 23, 2001, the registrant, Newfield Exploration Company (the "Company"), acquired all of the outstanding capital stock of Lariat Petroleum, Inc. ("Lariat") by merging Lariat with a wholly owned subsidiary of the Company. Via an amended Current Report on Form 8-K/A, on February 13, 2001 the Company filed with the SEC Lariat's audited consolidated financial statements as of and for the year ended December 31, 1999 and unaudited interim financial statements as of and for the nine months ended September 30, 2000, together with pro forma combined financial statements of the Company as of September 30, 2000 and for the year ended December 31, 1999 and the nine months ended September 30, 2000 that give effect to the acquisition of Lariat and an earlier separate significant acquisition as if the acquisitions had occurred as of the dates specified in the financial statements.

         Pursuant to a Form S-3 registration statement (Registration No. 333-59391) filed with the SEC under the Securities Act of 1933 by the Company, Newfield Financial Trust I and Newfield Financial Trust II, a wholly owned finance subsidiary of the Company ("Trust II"), the Company registered the offering and sale of a variety of its debt and equity securities and the guarantee of trust preferred securities and Trust II registered the offer and sale of its trust preferred securities.

         In order for the Company and Trust II to offer and sell any further securities pursuant to the above described registration statement, certain additional financial information must be filed with the SEC.

         Pursuant to Rule 3-10 of Regulation S-X, financial information regarding Trust II is not required to be filed with the SEC if several conditions are met, including the inclusion of a footnote containing certain required disclosures about Trust II and its trust preferred securities. In order to comply with this exemption, the Company is herewith re-filing its audited consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 for the sole purpose of adding a new Note 16 that contains the required disclosures. No other changes have been made to the Company's consolidated financial statements.

         Pursuant to Rules 3-05 and 3-11 of Regulation S-X, the Company is herewith filing Lariat's audited consolidated financial statements as of and for the year ended December 31, 2000, together with pro forma combined income statements of the Company for the year ended December 31, 2000 and the six months ended June 30, 2001 that give effect to the acquisition of Lariat and an earlier separate significant acquisition as if the acquisitions had occurred as of January 1, 2000. The Company's historical balance sheet as of June 30, 2001 reflects the acquisition of Lariat and therefore, no pro forma balance sheet has been provided.

        (a) Financial Statements of Business Acquired
            See "Index to Financial Statements" on page F-1.

        (b) Pro Forma Financial Information
            See "Index to Financial Statements" on page F-1.

        (c) Exhibits

            23.1  Consent of PricewaterhouseCoopers LLP

            23.2  Consent of Arthur Andersen LLP

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NEWFIELD EXPLORATION COMPANY


Date: October 3, 2001                  By: /s/ Terry W. Rathert
                                          ---------------------------
                                       Terry W. Rathert
                                       Vice President, Chief Financial
                                       Officer and Secretary
                                       (Authorized Officer and Principal
                                       Financial Officer)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                     Page
                                                                                                                     ----

Report of Independent Accountants ............................................................................        F-2
Consolidated Balance Sheet of Newfield Exploration Company as of the fiscal years
     ended December 31, 2000 and 1999 ........................................................................        F-3
Consolidated Statement of Income of Newfield Exploration Company for each of the
     three years in the period ended December 31, 2000 .......................................................        F-4
Consolidated Statement of Stockholders' Equity of Newfield Exploration Company for
     each of the three years in the period ended December 31, 2000 ...........................................        F-5
Consolidated Statement of Cash Flows of Newfield Exploration Company for each of the
     three years in the period ended December 31, 2000 .......................................................        F-6
Notes to Consolidated Financial Statements of Newfield Exploration Company ...................................        F-7
Supplementary Oil and Gas Disclosures of Newfield Exploration Company ........................................        F-29

Report of Independent Accountants ............................................................................        F-36
Consolidated Balance Sheet of Lariat Petroleum, Inc. as of December 31, 2000 .................................        F-37
Consolidated Statement of Operations of Lariat Petroleum, Inc. for the year ended December 31, 2000 ..........        F-38
Consolidated Statement of Changes in Stockholders' Equity of Lariat Petroleum, Inc. for the year
     ended December 31, 2000 .................................................................................        F-39
Consolidated Statement of Cash Flows of Lariat Petroleum, Inc. for the year ended December 31, 2000 ..........        F-40
Notes to Consolidated Financial Statements of Lariat Petroleum, Inc. for the year ended
     December 31, 2000 .......................................................................................        F-41
Supplementary Oil and Gas Disclosures of Lariat Petroleum, Inc. for the year ended
     December 31, 2000 (Unaudited) ...........................................................................        F-51

Pro Forma Combined Financial Statements (Unaudited) ..........................................................        F-54
Pro Forma Combined Supplementary Oil and Gas Disclosures as of December 31, 2000 (Unaudited) .................        F-59

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Newfield Exploration Company:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Newfield Exploration Company and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for its crude oil inventories in connection with its adoption of SEC Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" effective January 1, 2000.

PRICEWATERHOUSECOOPERS LLP
--------------------------------------
/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 20, 2001, except for Note 16,
 as to which the date is September 18, 2001

                          NEWFIELD EXPLORATION COMPANY

                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                  2000          1999
                                                              ------------   ----------
                                        ASSETS

Current assets:
  Cash and cash equivalents.................................   $   18,451    $   41,841
  Accounts receivable -- oil and gas........................      147,643        67,744
  Inventories...............................................        7,164         9,962
  Other current assets......................................        5,891         6,382
                                                               ----------    ----------
         Total current assets...............................      179,149       125,929
                                                               ----------    ----------
Oil and gas properties (full cost method, of which $106,783
  at December 31, 2000 and $77,732 at December 31, 1999 were
  excluded from amortization)...............................    1,589,558     1,210,895
Less -- accumulated depreciation, depletion and
  amortization..............................................     (756,243)     (566,053)
                                                               ----------    ----------
                                                                  833,315       644,842
                                                               ----------    ----------
Furniture, fixtures and equipment, net......................        4,028         3,369
Other assets................................................        6,758         7,421
                                                               ----------    ----------
         Total assets.......................................   $1,023,250    $  781,561
                                                               ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................   $   10,209    $    7,035
  Accrued liabilities.......................................      128,190        81,635
  Advances from joint owners................................        2,661         2,057
                                                               ----------    ----------
         Total current liabilities..........................      141,060        90,727
                                                               ----------    ----------
Other liabilities...........................................        6,030        10,586
Long-term debt..............................................      133,711       124,679
Deferred taxes..............................................       79,244        36,801
                                                               ----------    ----------
         Total long-term liabilities........................      218,985       172,066
                                                               ----------    ----------
Company-obligated, mandatorily redeemable, convertible
  preferred securities of Newfield Financial Trust I........      143,750       143,750
                                                               ----------    ----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock ($0.01 par value, 5,000,000 shares
    authorized; no shares issued)...........................           --            --
  Common stock ($0.01 par value, 100,000,000 shares
    authorized; 42,607,301 and 41,734,884 shares issued and
    outstanding at December 31, 2000 and December 31, 1999,
    respectively)...........................................          426           417
  Additional paid-in capital................................      286,412       267,352
  Unearned compensation.....................................       (6,201)       (3,685)
  Accumulated other comprehensive loss -- foreign currency
    translation adjustment..................................       (4,644)         (179)
  Retained earnings.........................................      243,462       111,113
                                                               ----------    ----------
         Total stockholders' equity.........................      519,455       375,018
                                                               ----------    ----------
         Total liabilities and stockholders' equity.........   $1,023,250    $  781,561
                                                               ==========    ==========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          NEWFIELD EXPLORATION COMPANY

                        CONSOLIDATED STATEMENT OF INCOME
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           2000          1999          1998
                                                        -----------   -----------   -----------
Oil and gas revenues..................................  $   526,642   $   287,889   $   199,474
                                                        -----------   -----------   -----------
Operating expenses:
  Lease operating.....................................       65,372        45,561        35,345
  Production and other taxes..........................       10,288         2,215            --
  Transportation......................................        5,984         5,922         3,789
  Depreciation, depletion and amortization............      191,182       152,644       123,147
  Ceiling test writedown..............................          503            --       104,955
  General and administrative (includes non-cash stock
     compensation of $3,047, $1,999 and $2,222 for
     2000, 1999 and 1998, respectively)...............       32,084        16,404        12,070
                                                        -----------   -----------   -----------
          Total operating expenses....................      305,413       222,746       279,306
                                                        -----------   -----------   -----------
Income (loss) from operations.........................      221,229        65,143       (79,832)
Other income (expenses):
  Interest income.....................................        2,124         1,616           964
  Interest expense, net...............................       (9,320)      (11,188)       (9,508)
  Dividends on convertible preferred securities of
  Newfield Financial Trust I..........................       (9,344)       (3,556)           --
                                                        -----------   -----------   -----------
                                                            (16,540)      (13,128)       (8,544)
                                                        -----------   -----------   -----------
Income (loss) before income taxes.....................      204,689        52,015       (88,376)
Income tax provision (benefit):
  Current.............................................       15,897         1,105            --
  Deferred............................................       54,083        17,706       (30,677)
                                                        -----------   -----------   -----------
                                                             69,980        18,811       (30,677)
                                                        -----------   -----------   -----------
Income (loss) before cumulative effect of change in
  accounting principle................................      134,709        33,204       (57,699)
Cumulative effect of change in accounting principle,
  net of tax..........................................       (2,360)           --            --
                                                        -----------   -----------   -----------
          Net income (loss)...........................  $   132,349   $    33,204   $   (57,699)
                                                        ===========   ===========   ===========
Earnings (loss) per share:
Basic --
  Income (loss) before cumulative effect of change in
     accounting principle.............................  $      3.18   $      0.81   $     (1.55)
  Cumulative effect of change in accounting principle,
     net of tax.......................................        (0.05)           --            --
                                                        -----------   -----------   -----------
          Net income (loss)...........................  $      3.13   $      0.81   $     (1.55)
                                                        ===========   ===========   ===========
Diluted --
  Income (loss) before cumulative effect of change in
     accounting principle.............................  $      2.98   $      0.79   $     (1.55)
  Cumulative effect of change in accounting principle,
     net of tax.......................................        (0.05)           --            --
                                                        -----------   -----------   -----------
          Net income (loss)...........................  $      2.93   $      0.79   $     (1.55)
                                                        ===========   ===========   ===========
Weighted average number of shares outstanding for
  basic earnings per share............................   42,332,835    41,194,021    37,311,928
                                                        ===========   ===========   ===========
Weighted average number of shares outstanding for
  diluted earnings per share..........................   47,227,708    42,293,865    37,311,928
                                                        ===========   ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          NEWFIELD EXPLORATION COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                ACCUMULATED
                                     COMMON STOCK       ADDITIONAL                                 OTHER           TOTAL
                                  -------------------    PAID-IN       UNEARNED     RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                    SHARES     AMOUNT    CAPITAL     COMPENSATION   EARNINGS       LOSS           EQUITY
                                  ----------   ------   ----------   ------------   --------   -------------   -------------
BALANCE, DECEMBER 31, 1997......  35,975,777    $360     $160,672      $(4,592)     $135,608      $    --        $292,048
  Issuance of common stock......   4,341,620      43       85,472                                                  85,515
  Issuance of restricted stock,
    less amortization of $583...     115,668       1        2,706       (2,124)                                       583
  Cancellation of restricted
    stock.......................      (3,336)                 (70)          50                                        (20)
  Amortization of stock
    compensation................                                         1,659                                      1,659
  Tax benefit from exercise of
    stock options...............                            1,862                                                   1,862
  Net loss......................                                                     (57,699)                     (57,699)
                                  ----------    ----     --------      -------      --------      -------        --------
BALANCE, DECEMBER 31, 1998......  40,429,729     404      250,642       (5,007)       77,909           --         323,948
  Issuance of common stock......   1,283,544      13        7,995                                                   8,008
  Issuance of restricted stock,
    less amortization of $218...      37,211                1,048         (830)                                       218
  Cancellation of restricted
    stock.......................     (15,600)                (371)         312                                        (59)
  Amortization of stock
    compensation................                                         1,840                                      1,840
  Tax benefit from exercise of
    stock options...............                            8,038                                                   8,038
Comprehensive Income:
  Net income....................                                                      33,204                       33,204
  Foreign currency translation
    adjustment, net of tax of
    $96.........................                                                                     (179)           (179)
                                                                                                                 --------
        Total comprehensive
          income................                                                                                   33,025
                                  ----------    ----     --------      -------      --------      -------        --------
BALANCE, DECEMBER 31, 1999......  41,734,884     417      267,352       (3,685)      111,113         (179)        375,018
  Issuance of common stock......     776,161       8        6,925                                                   6,933
  Issuance of restricted stock,
    less amortization of $646...      96,256       1        5,562       (4,917)                                       646
  Amortization of stock
    compensation................                                         2,401                                      2,401
  Tax benefit from exercise of
    stock options...............                            6,573                                                   6,573
Comprehensive Income:
  Net income....................                                                     132,349                      132,349
  Foreign currency translation
    adjustment, net of tax of
    $2,404......................                                                                   (4,465)         (4,465)
                                                                                                                 --------
        Total comprehensive
          income................                                                                                  127,884
                                  ----------    ----     --------      -------      --------      -------        --------
BALANCE, DECEMBER 31, 2000......  42,607,301    $426     $286,412      $(6,201)     $243,462      $(4,644)       $519,455
                                  ==========    ====     ========      =======      ========      =======        ========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          NEWFIELD EXPLORATION COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2000        1999        1998
                                                            ---------   ---------   ---------
Cash flows from operating activities:
  Net income (loss).......................................  $ 132,349   $  33,204   $ (57,699)
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation, depletion and amortization................    191,182     152,644     123,147
  Ceiling test writedown..................................        503          --     104,955
  Deferred taxes..........................................     54,083      17,706     (30,677)
  Stock compensation......................................      3,047       1,999       2,222
  Cumulative effect of change in accounting principle.....      2,360          --          --
                                                            ---------   ---------   ---------
                                                              383,524     205,553     141,948
Changes in assets and liabilities:
  (Increase) decrease in accounts receivable -- oil and
     gas..................................................    (81,854)    (23,382)     11,028
  (Increase) decrease in inventories......................     (2,143)        775          --
  (Increase) decrease in other current assets.............     (1,442)     (2,780)        344
  (Increase) decrease in other assets.....................        663      (4,010)       (130)
  Increase (decrease) in accounts payable and accrued
     liabilities..........................................     21,405      12,020      (4,652)
  Increase in advances from joint owners..................        604         105       1,392
  Decrease in other liabilities...........................     (4,313)     (3,378)     (3,355)
                                                            ---------   ---------   ---------
          Net cash provided by operating activities.......    316,444     184,903     146,575
                                                            ---------   ---------   ---------
Cash flows from investing activities:
  Acquisition of Gulf Australia, net of cash acquired of
     $12,064..............................................         --     (10,977)         --
  Additions to oil and gas properties.....................   (353,856)   (197,882)   (317,831)
  Additions to furniture, fixtures and equipment..........     (1,691)     (1,958)     (1,160)
                                                            ---------   ---------   ---------
          Net cash used in investing activities...........   (355,547)   (210,817)   (318,991)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from borrowings................................    219,000     443,000     795,750
  Repayments of borrowings................................   (210,000)   (527,000)   (716,750)
  Proceeds from issuance of convertible preferred
     securities...........................................         --     143,750          --
  Proceeds from issuances of common stock, net............      6,933       8,008      85,291
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......     15,933      67,758     164,291
                                                            ---------   ---------   ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................       (220)        (95)         --
                                                            ---------   ---------   ---------
Increase (decrease) in cash and cash equivalents..........    (23,390)     41,749      (8,125)
Cash and cash equivalents, beginning of period............     41,841          92       8,217
                                                            ---------   ---------   ---------
Cash and cash equivalents, end of period..................  $  18,451   $  41,841   $      92
                                                            =========   =========   =========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          NEWFIELD EXPLORATION COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Principles of Consolidation

     These financial statements include the accounts of Newfield Exploration Company, a Delaware corporation, and its subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated. As an independent oil and gas producer, the Company's revenue, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas, oil and condensate, which are dependent upon numerous factors beyond the Company's control, such as economic, political and regulatory developments and competition from other sources of energy. The energy markets have historically been very volatile, and there can be no assurance that oil and gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and access to capital and on the quantities of oil and gas reserves that may be economically produced.

  Use of Estimates and Reclassifications

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from these estimates. The Company's most significant financial estimates are based on remaining proved oil and gas reserves. Certain reclassifications have been made to prior years reported amounts in order to conform with the current year presentation. As a result of the adoption of Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company has reclassified to operating expenses, for all periods presented, third party costs incurred to transport production to the Company's respective sales point instead of as a reduction of the related revenues as previously reported.

  Accounting Change

     The Company adopted SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," effective January 1, 2000. The adoption of SAB No. 101 requires the Company to report crude oil inventory associated with its Australian offshore operations at lower of cost or market, which is a change from the historical policy of recording such inventory at market value on the balance sheet date, net of estimated costs to sell. The cumulative effect of the change from the acquisition date of the Company's Australian operations in July 1999 through December 31, 1999 is a reduction in net income of $2.36 million, or $0.05 per diluted share, and is shown as the cumulative effect of change in accounting principle on the consolidated statement of income for the year ended December 31, 2000. The pro forma effect had SAB No. 101 been applied retroactively in 1999 would have been as follows:

                                                       AS REPORTED     PRO FORMA
                                                       -----------     ---------
                                                         (IN THOUSANDS, EXCEPT
                                                            PER SHARE DATA)
Net income...........................................    $33,204        $30,844
Earnings per share:
  Basic..............................................    $  0.81        $  0.75
  Diluted............................................    $  0.79        $  0.73

     SAB No. 101 would not have effected periods prior to the acquisition of the Company's Australian operations in July 1999.

                          NEWFIELD EXPLORATION COMPANY

  Revenue Recognition

     Revenues are recorded when title passes to the customer. Revenues from the production of oil and gas properties in which the Company has an interest with other companies are recorded on the basis of sales to customers. Differences between these sales and the Company's share of production are not significant.

  Inventories

     Inventories consist of international oil produced but not sold. Crude oil from the Company's operations located offshore Australia is produced into a floating production, storage and off-loading vessel (FPSO) and sold periodically as a barge quantity is accumulated. The product inventory at December 31, 2000 consisted of approximately 252,450 barrels of crude oil, valued at $3.3 million net to the Company's interest, and is carried at lower of average cost or market. Also included in inventories are materials and supplies, stated at lower of average cost or market.

  Foreign Currency

     The functional currency for all foreign operations, except Australia, is the U.S. dollar. Translation adjustments resulting from translating the Australian subsidiary's Australian dollar financial statements into U.S. dollars are included as other comprehensive income in the consolidated statement of stockholders' equity. Gains and losses incurred on currency transactions in other than a country's functional currency are included in the consolidated statement of income.

  Earnings Per Share

     Basic earnings (loss) per common share (EPS) is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if outstanding stock options and convertible securities were exercised for or converted into common stock.

                          NEWFIELD EXPLORATION COMPANY

     The following is a calculation of basic and diluted weighted average shares outstanding for each of the three years in the period ended December 31, 2000:

                                                     2000             1999             1998
                                                --------------   --------------   --------------
                                                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Income (loss) (numerator):
  Income (loss) before cumulative effect
     change in accounting principle...........   $   134,709      $    33,204      $   (57,699)
  Cumulative effect change in accounting
     principle, net of tax....................        (2,360)              --               --
                                                 -----------      -----------      -----------
  Income (loss) -- basic......................       132,349           33,204          (57,699)
  After tax dividends on convertible trust
     preferred securities.....................         6,074               --               --
                                                 -----------      -----------      -----------
  Income (loss) -- diluted....................   $   138,423      $    33,204      $   (57,699)
                                                 ===========      ===========      ===========
Shares (denominator):
  Shares -- basic.............................    42,332,835       41,194,021       37,311,928
  Dilution effect of stock options outstanding
     at end of period.........................       971,648        1,099,844               --
  Dilution effect of convertible trust
     preferred securities.....................     3,923,225               --               --
                                                 -----------      -----------      -----------
  Shares -- diluted...........................    47,227,708       42,293,865       37,311,928
                                                 ===========      ===========      ===========
Earnings (loss) per share:
  Basic before change in accounting
     principle................................   $      3.18      $      0.81      $     (1.55)
  Basic.......................................   $      3.13      $      0.81      $     (1.55)
  Diluted before change in accounting
     principle................................   $      2.98      $      0.79      $     (1.55)
  Diluted.....................................   $      2.93      $      0.79      $     (1.55)

     The calculation of diluted EPS for 1999 does not include the effect of 3,923,225 shares underlying the 6.5% quarterly income convertible trust preferred securities because to do so would have been antidilutive. Additionally, the calculation of shares outstanding for diluted EPS for each of the three years in the period ended December 31, 2000 does not include the effect of outstanding stock options to purchase 127,000, 270,000 and 3,921,420 shares, respectively, because to do so would have been antidilutive.

  Financial Instruments

     Cash equivalents include highly-liquid investments with a maturity of three months or less when acquired. The Company invests cash in excess of operating requirements in U.S. Treasury Notes, Eurodollar bonds and investment grade commercial paper. Cash equivalents are stated at cost, which approximates fair market value.

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. The book value of those financial instruments that are classified as current assets or liabilities approximate fair value because of the short maturity of those instruments.

     The Company enters into various commodity price hedging contracts with respect to its oil and gas production. While the use of these hedging arrangements limits the downside risk of adverse price movements, they may also limit future revenues from favorable price movements. The use of hedging transactions also involves the risk that the counterparties will be unable to meet the financial terms of such

                          NEWFIELD EXPLORATION COMPANY
transactions. Such contracts are accounted for as hedges, in accordance with SFAS No. 80. Gains and losses on these contracts are recognized in revenue in the period in which the underlying production is delivered. These instruments are measured for correlation at both the inception of the contract and on an ongoing basis. If these instruments cease to meet the criteria for deferral accounting, any subsequent gains or losses are recognized in revenue. If these instruments are terminated prior to maturity, resulting gains and losses continue to be deferred until the hedged item is recognized in revenue. Neither the hedging contracts nor the unrealized gains or losses on these contracts are recognized in the financial statements.

     On January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires enterprises to recognize all derivatives as either assets or liabilities on their balance sheet and measure those instruments at fair value. See Note
3 -- "Recent Adoption of SFAS No. 133."

  Oil and Gas Properties

     The Company uses the full cost method of accounting. Under this method, all costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized into cost centers that are established on a country-by-country basis. Such capitalized costs and estimated future development and dismantlement costs are amortized on a unit-of-production method based on proved reserves. For each cost center, the net capitalized costs of oil and gas properties are limited to the lower of unamortized cost or the cost center ceiling, defined as the sum of the present value (10% per annum discount rate) of estimated future net revenues from proved reserves, based on year-end oil and gas prices; plus the cost of properties not being amortized, if any; plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less related income tax effects. In accordance with full cost accounting rules, the Company recorded a charge of $0.5 million in 2000 related to abandoned prospect costs in foreign locations other than Australia or China. Additionally, a writedown of domestic oil and gas properties of $105.0 million (resulting in a charge to earnings of $68.3 million after-tax) was recorded at December 31, 1998. The writedown was primarily attributable to the lower prices for both oil and natural gas at December 31, 1998.

     Proceeds from the sale of oil and gas properties are applied to reduce the costs in the cost center unless the sale involves a significant quantity of reserves in relation to the cost center, in which case a gain or loss is recognized.

     Unevaluated properties and associated costs relating to domestic and Australian operations not currently being amortized and included in oil and gas properties were $90.5 million and $67.3 million at December 31, 2000 and 1999, respectively. The properties associated with these costs were at such dates undergoing exploration activities or are properties on which the Company intends to commence such activities in the future. The Company believes that these unevaluated properties at December 31, 2000 will be substantially evaluated and therefore subject to amortization within 12 to 24 months. Additionally, at December 31, 2000 and 1999, there were $16.2 million and $10.4 million, respectively, of unproved property costs associated with the Company's investment in international activities other than in Australia. While the Company will continue to evaluate these properties and costs, the timing of the completion of such evaluations is uncertain because of the substantial time period required to establish the commerciality of projects or commence operations in some foreign countries.

     Other property and equipment are recorded at cost and are depreciated over their estimated useful lives of five to seven years using the straight-line method. At December 31, 2000 and 1999, furniture, fixtures and equipment is net of accumulated depreciation of $3.5 million and $2.6 million, respectively.

                          NEWFIELD EXPLORATION COMPANY

  Abandonment and Dismantlement Costs

     Future abandonment and dismantlement costs include costs to dismantle and relocate or dispose of the Company's offshore production platforms, FPSOs, gathering systems, wells and related structures. The Company develops estimates of its future abandonment and dismantlement costs for each of its offshore properties based upon the type of production structure, depth of water, currently available abandonment procedures and consultations with construction and engineering consultants. The Company does not currently anticipate additional abandonment and dismantlement costs will be incurred beyond such estimates. Such estimates are re-evaluated at least annually by the Company's engineers.

     Total estimated future abandonment and dismantlement costs associated with the Company's developed and acquired properties were $120.4 million, $133.1 million and $69.1 million as of December 31, 2000, 1999 and 1998, respectively.

     Estimated future abandonment and dismantlement costs are accrued on a unit-of-production method based on proved reserves. The portion of future abandonment and dismantlement costs that has been accrued is included in accumulated depreciation, depletion and amortization and was $56.9 million, $43.1 million and $29.7 million as of December 31, 2000, 1999 and 1998, respectively.

  Income Taxes

     The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined by applying tax regulations existing at the end of a reporting period to the cumulative temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

     A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

  Concentration of Credit Risk

     The Company maintains cash balances with several banks that frequently exceed federally insured limits and invests its cash in investment grade commercial and U.S. Government-backed securities. The Company's joint interest partners consist primarily of independent oil and gas producers. The Company's oil and gas production purchasers consist primarily of independent marketers and major gas pipeline companies. The Company performs credit evaluations of its customers' financial condition and obtains letters of credit and parental guarantees from selected customers. The Company has not experienced any significant losses from uncollectible accounts. All of the Company's hedging transactions have been carried out in the over-the-counter market.

  Major Customers

     The Company sold oil and gas production representing more than 10% of its oil and gas revenues for the year ended December 31, 2000 to Conoco Inc. (35%) and Superior Natural Gas Corporation (16%); for the year ended December 31, 1999 to Conoco Inc. (18%) and Superior Natural Gas Corporation (10%); and for the year ended December 31, 1998 to Conoco Inc. (13%) and Coast Energy Group (10%). Because alternative purchasers of oil and gas are readily available, the Company believes that the loss of any of these purchasers would not have a material adverse effect on the Company.

2. HEDGING TRANSACTIONS:

     During 2000, approximately 47% of the Company's equivalent production was subject to hedge positions as compared to 55% in 1999 and 61% in 1998.

                          NEWFIELD EXPLORATION COMPANY

     As of December 31, 2000, the Company had entered into commodity price hedging contracts with respect to its natural gas production for 2001 and 2002 as follows:

                                                     NYMEX CONTRACT PRICE PER MMBTU
                                           --------------------------------------------------
                                                                COLLARS
                               VOLUME IN     SWAPS     --------------------------     FLOOR       FAIR MARKET
           PERIOD               MMMBTUS    (AVERAGE)     FLOORS        CEILINGS     CONTRACTS      VALUE(1)
-----------------------------  ---------   ---------   -----------   ------------   ---------   ---------------
January 2001 -- March 2001
  Price Swap Contracts.......    10,510      $3.29         --             --             --     $ (64.5 Million)
  Collar Contracts...........     5,980         --     $2.75-$7.00   $3.21-$10.80        --     $ (20.5 Million)
April 2001 -- June 2001
  Price Swap Contracts.......     7,380      $3.42         --             --             --     $ (17.8 Million)
  Collar Contracts...........     9,080         --     $2.75-$4.50   $3.21-$6.15         --     $  (9.3 Million)
July 2001 -- September 2001
  Price Swap Contracts.......     2,780      $5.17         --             --             --     $  (0.5 Million)
  Collar Contracts...........     9,400         --     $3.50-$4.50   $3.85-$6.00         --     $  (6.4 Million)
October 2001 -- December 2001
  Price Swap Contracts.......     1,770      $5.23         --             --             --     $  (0.3 Million)
  Collar Contracts...........       900         --     $4.00-$4.50   $5.75-$6.00         --     $  (0.3 Million)
  Floor Contracts............       900         --         --             --          $4.54     $   0.2 Million
January 2002 -- December 2002
  Collar Contracts...........     4,800         --        $4.00      $4.80-$5.15         --     $  (0.4 Million)

---------------

(1) Except for January 2001 hedging contracts, fair market value is calculated using prices derived from NYMEX futures contract prices existing at December 31, 2000. Because January 2001 NYMEX futures contracts expired on December 27, 2000, the fair market value of January 2001 hedging contracts represents the actual settlement value of such contracts.

     As of December 31, 1999, the Company had entered into commodity price hedging contracts with respect to its natural gas production for 2000 as follows:

                                                     NYMEX CONTRACT PRICE PER MMBTU
                                                -----------------------------------------
                                                                 COLLARS
                                    VOLUME IN     SWAPS     -----------------     FLOOR     FAIR MARKET
              PERIOD                 MMMBTUS    (AVERAGE)   FLOORS   CEILINGS   CONTRACTS     VALUE(1)
----------------------------------  ---------   ---------   ------   --------   ---------   ------------
January 2000
  Price Swap Contracts............     750        $2.74        --         --         --     $0.9 Million
  Collar Contracts................     250           --     $2.63     $ 3.25         --     $0.1 Million
  Floor Contracts.................     100           --        --         --      $2.63               --

---------------

(1) Because January 2000 NYMEX futures contracts expired on December 28, 1999, the fair market value of these hedging contracts represents the actual settlement value of such contracts.

     These hedging transactions are settled based upon the average of the reported settlement prices on the NYMEX for the last three trading days or, occasionally, the penultimate trading day of a particular contract month. With respect to any particular swap transaction, the counterparty is required to make a payment to the Company in the event that the settlement price for any settlement period is less than the swap price for such transaction, and the Company is required to make payment to the counterparty in the event that the settlement price for any settlement period is greater than the swap price for such transaction. For any particular collar transaction, the counterparty is required to make a payment to the Company if the settlement price for any settlement period is below the floor price for such transaction, and the Company is required to make payment to the counterparty if the settlement price for any settlement period is above the ceiling price of such transaction. For any particular floor transaction, the counterparty

                          NEWFIELD EXPLORATION COMPANY
is required to make a payment to the Company if the settlement price for any settlement period is below the floor price for such transaction. The Company is not required to make any payment in connection with the settlement of a floor transaction.

     The Company believes that it has no material basis risk with respect to gas swaps because substantially all of the Company's natural gas production is sold under spot contracts that have historically correlated with the settlement price.

     As of December 31, 2000, the Company had entered into commodity price hedging contracts with respect to its oil production for 2001 and 2002 as follows:

                                                         NYMEX CONTRACT PRICE PER BBL
                                           ---------------------------------------------------------
                                                                  COLLARS
                               VOLUME IN     SWAPS     -----------------------------       FLOOR        FAIR MARKET
           PERIOD                BBLS      (AVERAGE)      FLOORS         CEILINGS        CONTRACTS       VALUE(1)
-----------------------------  ---------   ---------   -------------   -------------   -------------   -------------
January 2001 -- March 2001
  Price Swap Contracts.......   540,000    $21.99           --              --              --         $(2.9 Million)
  Collar Contracts...........   270,000      --           $25.00       $30.05-$30.75        --         $ 0.2 Million
  Floor Contracts............   238,500      --             --              --         $22.17-$29.58   $ 0.6 Million
April 2001 -- June 2001
  Price Swap Contracts.......   436,800    $22.80           --              --              --         $(1.1 Million)
  Collar Contracts...........   364,000      --        $25.00-$27.25   $30.05-$30.75        --         $ 0.6 Million
  Floor Contracts............   186,550      --             --              --         $22.17-$28.28   $ 0.5 Million
July 2001 -- September 2001
  Price Swap Contracts.......   391,000    $23.88           --              --              --         $(0.3 Million)
  Collar Contracts...........   414,000      --        $24.00-$26.25   $27.30-$32.45        --         $ 0.6 Million
  Floor Contracts............   207,000      --             --              --         $22.17-$27.04   $ 0.6 Million
October 2001 -- December 2001
  Price Swap Contracts.......   386,400    $23.24           --              --              --         $(0.3 Million)
  Collar Contracts...........   345,000      --        $24.00-$25.25   $27.30-$30.75        --         $ 0.3 Million
  Floor Contracts............   262,200      --             --              --         $22.17-$26.00   $ 0.9 Million
January 2002 -- March 2002
  Collar Contracts...........   517,500      --        $22.00-$25.00   $25.75-$30.75        --         $ 0.2 Million
April 2002 -- June 2002
  Collar Contracts...........   455,000      --        $22.00-$25.00   $25.75-$30.75        --         $ 0.1 Million
July 2002 -- September 2002
  Collar Contracts...........   345,000      --        $23.00-$25.00   $26.75-$30.75        --         $ 0.3 Million
October 2002 -- December 2002
  Collar Contracts...........   184,000      --           $25.00       $28.00-$30.75        --         $ 0.2 Million

---------------

(1) Except for January 2001 hedging contracts, fair market value is calculated using prices derived from NYMEX futures contract prices existing at December 31, 2000. Because January 2001 NYMEX futures contracts expired on December 19, 2000, the fair market value of January 2001 hedging contracts represents the actual settlement value of such contracts.

                          NEWFIELD EXPLORATION COMPANY

     As of December 31, 1999, the Company had entered into commodity price hedging contracts with respect to its oil production for 1999 as follows:

                                                         NYMEX CONTRACT PRICE PER BBL
                                           ---------------------------------------------------------
                                                                  COLLARS
                               VOLUME IN     SWAPS     -----------------------------       FLOOR        FAIR MARKET
           PERIOD                BBLS      (AVERAGE)      FLOORS         CEILINGS        CONTRACTS       VALUE(1)
-----------------------------  ---------   ---------   -------------   -------------   -------------   -------------
January 2000-March 2000
  Price Swap Contracts.......   455,000    $21.63           --              --              --         $(1.6 Million)
  Collar Contracts...........   182,000      --        $18.28-$19.50   $20.10-$21.00        --         $(0.2 Million)
  Floor Contracts............    91,000      --             --              --            $19.32       $(0.8 Million)
April 2000-June 2000
  Price Swap Contracts.......   455,000    $21.70           --              --              --         $(0.3 Million)
  Collar Contracts...........   182,000      --        $18.28-$19.50   $20.10-$21.00        --         $(0.3 Million)
July 2000-September 2000
  Price Swap Contracts.......   460,000    $21.70           --              --              --         $ 0.3 Million
  Collar Contracts...........    92,000      --           $18.28          $21.00            --         $(0.1 Million)
October 2000-December 2000
  Price Swap Contracts.......   460,000    $21.70           --              --              --         $ 0.7 Million
January 2001-March 2001
  Price Swap Contracts.......   180,000    $21.25           --              --              --         $ 0.3 Million

---------------

(1) Except for January 2000 hedging contracts, fair market value is calculated using prices derived from NYMEX futures contract prices existing at December 31, 1999. Because January 2000 NYMEX futures contracts expired on December 20, 1999, the fair market value of January 2000 hedging contracts represents the actual settlement value of such contracts.

     Because substantially all of the Company's domestic oil production is sold under spot contracts that have historically correlated to the NYMEX West Texas Intermediate price, the Company believes that it has no material basis risk with respect to these transactions. The actual cash price the Company receives in the U.S., however, generally is about $2.00 per barrel less than the NYMEX West Texas Intermediate price when adjusted for location and quality differences.

     See Note 3 -- "Recent Adoption of SFAS No. 133" for a discussion of the Company's adoption of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities."

3. RECENT ADOPTION OF SFAS NO. 133:

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The FASB has subsequently issued SFAS Nos. 137 and 138, which are amendments to SFAS No. 133. SFAS No. 133 is effective for fiscal years beginning after June 30, 2000. We adopted SFAS No. 133 on January 1, 2001.

     SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. All derivatives will be recorded on the balance sheet at fair value and changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, depending on the type of transaction. The Company's derivative contracts consist primarily of cash flow hedge transactions in which it hedges the variability of cash flows related to a forecasted transaction. Changes in the fair value of these derivative instruments will be recorded in other comprehensive income and will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion related to basis changes and time value of all hedges will be recognized in current period earnings.

                          NEWFIELD EXPLORATION COMPANY

     In accordance with the transition provisions of SFAS No. 133, on January 1, 2001, in connection with its hedging activities, the Company recorded as cumulative effect adjustments a loss of $74.2 million (net of tax of $40.0 million) in accumulated other comprehensive loss and a loss of $4.8 million (net of tax of $2.6 million) in 2001 earnings. In addition, the adoption resulted in the recognition of $17.7 million of derivative assets and $139.3 million of derivative liabilities on the balance sheet on January 1, 2001. Based on fair values at January 1, 2001 and the settlement dates of such derivatives, the Company expects to reclassify approximately $75.3 million (net of tax of $40.5 million) of the transition adjustment recorded in accumulated other comprehensive loss to earnings in 2001.

     The Company is not in violation of any debt covenants or other contracts as a result of implementing SFAS No. 133.

4. DEBT:

     Long-term debt consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Senior Unsecured Debt:
  Bank revolving credit facility:
     Prime rate based loans.................................    $     --       $     --
     LIBOR based loans......................................       4,000             --
                                                                --------       --------
          Total bank revolving credit facility..............       4,000             --
                                                                --------       --------
  7.45% Senior Notes due 2007...............................     124,711        124,679
                                                                --------       --------
  Money market credit lines.................................       5,000             --
                                                                --------       --------
          Long-term debt....................................    $133,711       $124,679
                                                                ========       ========

     At December 31, 2000, the interest rate was 7.22% for LIBOR based loans and for the loans outstanding under the money market credit lines was 7.31%.

     The estimated fair market value of the 7.45% Senior Notes due 2007, based on quoted market prices at December 31, 2000 and 1999, was $114.0 million and $115.2 million, respectively. Debt outstanding under the bank revolving credit facility is stated at cost, which approximates fair market value.

     At December 31, 2000, the Company maintained its reserve-based revolving credit facility with Chase Bank of Texas, National Association, as agent. As discussed in Note 14 -- "Subsequent Events," the Company obtained a new reserved-based revolving credit facility as of January 23, 2001. The old facility provided a $225 million revolving credit maturing on October 31, 2002. The amount available under the facility was subject to a calculated borrowing base determined by a majority of the banks participating in the facility, which was reduced by the aggregate principal outstanding on the Company's senior notes ($125 million at December 31, 2000). The borrowing base was $380 million at December 31, 2000. At December 31, 2000, there was $4 million outstanding under the facility.

     Borrowings under the old facility bore interest, at the Company's option, at (i) the higher of (a) the federal fund rate plus 50 basis points and (b) the bank's prime rate or (ii) LIBOR plus a variable margin, which was based upon the loan amount outstanding relative to the borrowing base and the Company's corporate credit ratings.

     The facility also provided for the payment of a commitment fee and a standby fee. The Company paid fees of approximately $315,000, $336,000 and $178,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

                          NEWFIELD EXPLORATION COMPANY

5. CONVERTIBLE PREFERRED SECURITIES OF NEWFIELD FINANCIAL TRUST I:

     In August 1999, Newfield Financial Trust I, a Delaware business trust and wholly owned subsidiary of the Company (the "Trust"), issued, in an underwritten public offering, $143,750,000 (2,875,000 securities having a liquidation preference of $50 each) of 6.5% Cumulative Quarterly Income Convertible Securities, Series A (the "Trust Preferred Securities"). The proceeds of the issuance of the Trust Preferred Securities were used to purchase $143,750,000 of the Company's 6.5% Junior Subordinated Convertible Debentures, due 2029 (the "Debentures"). The interest terms and payment dates of the Debentures correspond to those of the Trust Preferred Securities. The Company's obligations under the Debentures and related agreements, when taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. The sole asset of the Trust is the Debentures. The Trust has no independent operations. The Debentures are eliminated in the consolidated financial statements.

     The Trust Preferred Securities accrue and pay distributions quarterly in arrears at a rate of 6.5% per annum on the stated liquidation amount of $50 per Trust Preferred Security on February 15, May 15, August 15, and November 15 of each year to holders of record 15 business days immediately preceding the distribution payment date. The Company may on one or more occasions defer the payment of interest on the Debentures for up to 20 consecutive quarterly periods unless an event of default on the Debentures has occurred and is continuing. During any such deferral period, the Trust will defer the payment of distributions, but accrued distributions on the Trust Preferred Securities will compound quarterly and the Company will generally not be permitted to declare or pay any dividends or distributions on, or redeem or acquire, any of its capital stock or make any payment of principal or interest on any debt securities that rank equal or junior to the Debentures.

     The Trust Preferred Securities are convertible at the option of the holder at any time into common stock of the Company at the rate of 1.3646 shares of Company common stock per Trust Preferred Security. This conversion rate is subject to adjustment to prevent dilution and is currently equivalent to a conversion price of $36.64 per share of Company common stock. The Trust Preferred Securities are mandatorily redeemable upon maturity of the Debentures on August 15, 2029, and on a proportionate basis to the extent of any earlier redemption of any Debenture by the Company. The Debentures are redeemable by the Company at any time after August 15, 2002.

     The estimated fair market value of the Trust Preferred Securities at December 31, 2000 and 1999, based on quoted market prices, was $207.0 million and $134.8 million, respectively.

6. INCOME TAXES:

     Income (loss) before income taxes is composed of the following:

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                        --------------------------------
                                                          2000        1999       1998
                                                        ---------   --------   ---------
                                                                 (IN THOUSANDS)
U.S. federal..........................................  $180,741    $41,178    $(88,376)
Foreign...............................................    23,948     10,837          --
                                                        --------    -------    --------
          Total.......................................  $204,689    $52,015    $(88,376)
                                                        ========    =======    ========

                          NEWFIELD EXPLORATION COMPANY

     The total provision for income taxes consists of the following:

                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                         -------------------------------
                                                           2000       1999       1998
                                                         --------   --------   ---------
                                                                 (IN THOUSANDS)
Current taxes:
  U.S. federal.........................................  $15,897    $ 1,105    $     --
Deferred taxes:
  U.S. federal.........................................   47,442     13,668     (30,677)
  Foreign..............................................    6,641      4,038          --
                                                         -------    -------    --------
                                                         $69,980    $18,811    $(30,677)
                                                         =======    =======    ========

     The components of deferred tax assets and liabilities are as follows:

                                                DECEMBER 31, 2000      DECEMBER 31, 1999
                                               --------------------   --------------------
                                                 U.S.     AUSTRALIA     U.S.     AUSTRALIA
                                               --------   ---------   --------   ---------
                                                             (IN THOUSANDS)
Deferred tax assets:
  Alternative minimum tax credit.............  $     --    $    --    $  2,953    $    --
  Net operating loss carry forwards..........     1,750        190      23,961      4,646
  Other, net.................................     2,609        284       1,834         --
                                               --------    -------    --------    -------
          Gross deferred tax asset...........     4,359        474      28,748      4,646
  Valuation allowance........................        --         --          --     (2,326)
                                               --------    -------    --------    -------
          Net deferred tax asset.............     4,359        474      28,748      2,320
                                               --------    -------    --------    -------
Deferred tax liability:
  Oil and gas properties.....................   (82,175)    (1,902)    (65,549)        --
                                               --------    -------    --------    -------
Net deferred tax asset (liability)...........   (77,816)    (1,902)    (36,801)     2,320
Less current deferred tax asset..............        --         --          --      2,320
                                               --------    -------    --------    -------
Noncurrent deferred tax liability............  $(77,816)   $(1,428)   $(36,801)   $    --
                                               ========    =======    ========    =======

     U.S. deferred taxes have not been provided on foreign income of $32.1 million that is permanently reinvested in Australia. The Company currently does not have any foreign tax credits available to reduce U.S. taxes on such income if it was repatriated.

     In connection with its acquisition of Gulf Australia in July 1999, the Company recorded a valuation allowance of $2.3 million to reduce acquired NOL carryforwards to an amount that, more likely than not, would be realized. During 2000, primarily as a result of a substantial increase in estimated taxable income resulting from increased commodity prices, the valuation allowance was reversed and a majority of the remaining Australian NOL carryforwards were realized.

                          NEWFIELD EXPLORATION COMPANY

7. COMMITMENTS AND CONTINGENCIES:

     The Company has entered into a non-cancellable operating lease agreement for office space in Houston, Texas. The lease term expires in October 2005, subject to two options to renew for five years each. In addition, the Company enters into various other equipment leases as part of its operations.

     Future minimum lease payments required as of December 31, 2000 related to these operating leases are as follows:

YEAR ENDING DECEMBER 31,
------------------------                                 (IN THOUSANDS)
2001...................................................     $ 3,279
2002...................................................       3,360
2003...................................................       2,320
2004...................................................       1,762
2005...................................................       1,525
                                                            -------
          Total minimum lease payments.................     $12,246
                                                            =======

     Rent expense for the years ended December 31, 2000, 1999 and 1998 was $3.2 million, $2.8 million and $1.9 million, respectively.

     The Company has been named as a defendant in certain lawsuits arising in the ordinary course of business. While the outcome of these lawsuits cannot be predicted with certainty, management does not expect that these matters will have a material adverse effect on the financial position, cash flows or results of operations of the Company.

                          NEWFIELD EXPLORATION COMPANY

8. STOCK-BASED COMPENSATION:

     The Company has several stock-based compensation plans, each of which is described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans.

  Stock Option Plans

     The Company has granted options pursuant to its 1989, 1990, 1991, 1993, 1995, 1998 and 2000 stock option plans (collectively, the "Stock Option Plans"). Options that have been granted and are outstanding generally expire 10 years from the date of grant and become exercisable at the rate of 20% per year.

     The following is a summary of all stock option activity for 1998, 1999 and 2000:

                                                              NUMBER OF    WEIGHTED
                                                                SHARES     AVERAGE
                                                              UNDERLYING   EXERCISE
                                                               OPTIONS      PRICE
                                                              ----------   --------
Outstanding at December 31, 1997............................   3,391,990    $ 7.84
  Granted...................................................     959,900     20.81
  Exercised.................................................    (296,570)     5.13
  Forfeited.................................................    (133,900)    21.22
                                                              ----------    ------
Outstanding at December 31, 1998............................   3,921,420     10.76
  Granted...................................................     308,000     27.38
  Exercised.................................................  (1,243,960)     5.80
  Forfeited.................................................     (83,800)    18.68
                                                              ----------    ------
Outstanding at December 31, 1999............................   2,901,660     14.43
  Granted...................................................     827,000     31.74
  Exercised.................................................    (738,170)     8.14
  Forfeited.................................................     (70,330)    25.01
                                                              ----------    ------
Outstanding at December 31, 2000............................   2,920,160    $20.67
                                                              ==========    ======
Exercisable at December 31, 1998............................   2,442,030    $ 5.52
                                                              ==========    ======
Exercisable at December 31, 1999............................   1,534,420    $ 8.16
                                                              ==========    ======
Exercisable at December 31, 2000............................   1,106,550    $11.81
                                                              ==========    ======

     At December 31, 2000, the Company had an additional 1,680,464 options available for grant. If granted, these additional options will be exercisable at a price not less than the fair market value per share of the Company's common stock on the date of grant. The weighted average fair value of options granted during 2000, 1999 and 1998 was $15.41, $12.68 and $8.92, respectively.

     The fair value of each stock option granted is estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2000, 1999 and 1998: no dividend yield for all years; expected volatility of 34.78%, 33.77% and 30.57%, respectively; risk-free interest rates of 6.76%, 5.97% and 5.55%, respectively; and an expected option life of 6.50 years for all years.

                          NEWFIELD EXPLORATION COMPANY

     The following table summarizes information about stock options outstanding and exercisable at December 31, 2000:

                       OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
-----------------------------------------------------------------   ----------------------------
                                WEIGHTED AVERAGE      WEIGHTED                       WEIGHTED
    RANGE OF                       REMAINING          AVERAGE                        AVERAGE
EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------   -----------   ----------------   --------------   -----------   --------------
$ 3.50 to $ 5.62     552,450       2.0 years           $ 3.88          552,450        $ 3.88
 10.94 to  14.78     254,460       5.0 years            13.87          195,140         13.85
 15.04 to  20.94     426,800       7.3 years            17.12           64,100         18.82
 21.06 to  46.38   1,686,450       8.3 years            28.09          294,860         23.78
----------------   ---------       ---------           ------        ---------        ------
$ 3.50 to $46.38   2,920,160       6.7 years           $20.67        1,106,550        $11.81

     Common stock issued through the exercise of stock options results in a tax deduction for the Company equivalent to the taxable gain recognized by the optionee. For financial reporting purposes, the tax effect of this deduction is accounted for as a credit to additional paid-in capital rather than as a reduction of income tax expense. The exercise of stock options during 2000, 1999 and 1998 resulted in a deferred tax benefit to the Company of approximately $6.6 million, $8.0 million and $1.9 million, respectively.

  Employee Stock Purchase Plan

     Pursuant to the Company's employee stock purchase plan, for each six month period beginning on January 1 or July 1 during the term of the plan, each eligible employee has the opportunity to purchase common stock for a purchase price equal to 85% of the lesser of the fair market value of the common stock on
(i) the first day of the period or (ii) the last day of the period. No employee may purchase common stock under the plan valued at more than $25,000 in any calendar year.

     At December 31, 2000, 200,000 shares of common stock were available for issuance pursuant to the stock purchase plan. Under the plan, the Company has sold 22,180 shares, 24,945 shares and 25,369 shares to employees in 2000, 1999 and 1998, respectively, which had weighted average prices of $26.75, $19.73 and $18.72, respectively. In accordance with APB Opinion No. 25 and related interpretations, the Company has not recognized any compensation expense with respect to the plan.

     The weighted average fair value of the option to purchase stock during 2000, 1999 and 1998 was $8.87, $6.34 and $5.92, respectively. The fair value of each option granted under the stock purchase plan is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2000, 1999 and 1998: no dividend yield for all years; expected volatility of 37.86%, 33.77% and 30.57%, respectively; risk-free interest rates of 5.73%, 4.78% and 5.01%, respectively; and an expected option life of six months for all years.

                          NEWFIELD EXPLORATION COMPANY

  Pro Forma Net Income and Net Income Per Common Share

     If the fair value based method of accounting in SFAS No. 123, "Accounting for Stock-Based Compensation" had been applied, the Company's net income and earnings per common share for 2000, 1999 and 1998 would have approximated the pro forma amounts below:

                                                               YEAR ENDED DECEMBER 31,
                                                        --------------------------------------
                                                           2000          1999         1998
                                                        -----------   ----------   -----------
                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income (loss):
  As reported........................................    $132,349      $33,204      $(57,699)
  Pro forma..........................................     128,702       31,242       (59,275)
Basic earnings (loss) per common share --
  As reported........................................    $   3.13      $  0.81      $  (1.55)
  Pro forma..........................................        3.04         0.76         (1.59)
Diluted earnings (loss) per common share --
  As reported........................................    $   2.93      $  0.79      $  (1.55)
  Pro forma..........................................        2.85         0.74         (1.59)

     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. The Company anticipates making awards in the future under its stock-based compensation plans.

  Restricted Stock

     The Company has adopted four plans pursuant to which restricted shares of common stock may be granted.

     Under the Newfield Exploration Company 1995 Omnibus Stock Plan (the "1995 Omnibus Plan"), the Company may grant to employees (including an officer or a director who is also an employee) as restricted common stock all or a portion of 400,000 shares of common stock reserved under the 1995 Omnibus Plan. In 1999 and 1998 the Company issued 29,000 and 107,100 shares, respectively, of restricted common stock that fully vest after nine years. Vesting may, however, be accelerated if certain performance-based criteria are met.

     Under the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan"), subject to a maximum of 50,000 shares, each non-employee director who is in office immediately after each annual meeting of stockholders of the Company shall, unless electing to not participate, receive a number of restricted shares determined by dividing $30,000 by the fair market value on the date of the annual meeting of stockholders, subject to the terms of the plan. The forfeiture restrictions with respect to all restricted shares granted since the last annual meeting of stockholders lapse on the day before the first annual meeting of stockholders following the date of issuance of such shares, provided that the holder remains a director until such time. The Company issued 5,250 shares to seven non-employee directors in 2000 pursuant the Non-Employee Director Plan. The Company issued 8,211 shares to seven non-employee directors in 1999 and 8,568 shares to seven non-employee directors in 1998 pursuant to a predecessor plan with terms substantially similar to the current plan.

     Under the Newfield Exploration Company 1998 Omnibus Stock Plan (the "1998 Omnibus Plan"), the Company may, subject to certain restrictions, grant to employees (including an officer or director who is also an employee) as restricted common stock all or a portion of 250,000 shares of common stock reserved under the 1998 Omnibus Plan. In 2000 the Company issued 91,006 shares of restricted stock that fully vest after nine years. Vesting may, however, be accelerated if certain performance-based criteria are met.

                          NEWFIELD EXPLORATION COMPANY

     Under the Newfield Exploration Company 2000 Omnibus Stock Plan (the "2000 Omnibus Plan"), the Company may, subject to certain restrictions, grant to employees (including an officer or director who is also an employee) as restricted common stock all or a portion of 200,000 shares of common stock reserved under the 2000 Omnibus Plan.

     In accordance with APB Opinion No. 25, the Company recognized unearned compensation for the fair value of the restricted common stock in the amount of $2.9 million for 2000, $1.0 million for 1999 and $2.7 million for 1998. This amount is charged to stockholders' equity and recognized as compensation expense over the applicable vesting period, in the amount of $1.8 million for 2000, $0.9 million for 1999 and $2.0 million for 1998. The weighted average price for 96,256 shares of restricted common stock issued in 2000 is $30.37. The weighted average price for 37,211 shares of restricted common stock issued in 1999 is $27.75. The weighted average price for 115,668 shares of restricted common stock issued in 1998 is $23.40.

9. EMPLOYEE BENEFIT PLANS:

     The Company sponsors a 401(k) Profit Sharing Plan (the "401(k) Plan") under
Section 401(k) of the Internal Revenue Code. This plan covers all employees of the Company other than employees of the Company's Australian subsidiaries. The Company matches $1.00 for each $1.00 of employee deferral, with the Company's contribution not to exceed 8% of an employee's salary, subject to limitations imposed by the Internal Revenue Service. The Company's contributions to the 401(k) Plan totaled $714,000, $605,000 and $546,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

     The Company also sponsors the Newfield Employee 1993 Incentive Compensation Plan (the "Incentive Plan"), which is a non-qualified plan funded by amounts equal to revenues that would be attributable to a 1% overriding royalty interest on acquired proved properties and a 2% overriding royalty interest from exploration properties. Such amounts are attributable to both the Company's interest and the interest of certain working interest owners in these properties. Amounts available for distribution under the Incentive Plan and attributable to the overriding royalty interests bearing against the Company are limited to 5% of the Company's adjusted net income as defined in the Incentive Plan. The Incentive Plan is administered by the Compensation Committee of the Board of Directors with award amounts recommended by the Chief Executive Officer of the Company, based on the performance of the Company and the eligible employees during the performance period. All employees of the Company are eligible for awards if employed on both October 1 and December 31 of the performance period. Awards may have both a current and a deferred component of compensation. Eligible employees may elect for deferred amounts to be paid in common stock instead of cash. If the eligible employee elects for a deferred amount to be paid in common stock, the number of shares of common stock to be awarded is determined by using the fair market value of common stock on the date of the award. Total expense under the Incentive Plan for the years ended December 31, 2000, 1999 and 1998 were $12.8 million, $3.9 million and $1.9 million, respectively.

     During 1997, the Company implemented a highly compensated employee Deferred Compensation Plan (the "Deferred Plan"). This non-qualified plan allows an eligible employee to defer a portion of the employee's salary or bonus on an annual basis. The Company matches $1.00 for each $1.00 of employee deferral, with the Company's contribution not to exceed 8% of an employee's salary, subject to limitations imposed by the Deferred Plan. The Company's contribution is reduced by the amount of contribution made by the Company to the 401(k) Plan for each participant. The Company's contributions to the Deferred Plan totaled $29,000, $34,000 and $30,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

                          NEWFIELD EXPLORATION COMPANY

10. STOCKHOLDER RIGHTS PLAN:

     In 1999, the Company adopted a stockholder rights plan. The plan is designed to ensure that all stockholders of the Company receive fair and equal treatment in the event of a proposed takeover of the Company. It includes safeguards against partial or two-tiered tender offers, squeeze-out mergers and other abusive takeover tactics.

     The plan provides for the issuance of one right for each outstanding share of the Company's common stock. The rights will become exercisable only if a person or group acquires 20% or more of the Company's outstanding voting stock or announces a tender or exchange offer that would result in ownership of 20% or more of the Company's voting stock.

     Each right will entitle the holder to buy one one-thousandth (1/1000) of a share of a new series of junior participating preferred stock at an exercise price of $85 per right, subject to antidilution adjustments. Each one one-thousandth of a share of this new preferred stock has the dividend and voting rights of, and is designed to be substantially equivalent to, one share of common stock. The Company's Board of Directors may, at its option, redeem all rights for $0.01 per right at any time prior to the acquisition of 20% or more of the Company's stock by a person or group.

     If a person or group acquires 20% or more of the Company's outstanding voting stock, each right will entitle holders, other than the acquiring party, to purchase common stock of the Company having a market value of $170 for a purchase price of $85, subject to antidilution adjustments.

     The plan also includes an exchange option. If a person or group acquires 20% or more, but less than 50% of the outstanding voting stock, the Board of Directors may at its option exchange the rights in whole or part for shares of common stock of the Company. Under this option, the Company would issue one share of common stock, or one one-thousandth of a share of new preferred stock, for each two shares of common stock for which a right is then exercisable. This exchange would not apply to rights held by the person or group holding 20% or more of the Company's voting stock.

     If, after the rights have become exercisable, the Company merges or otherwise combines with another entity, or sells assets constituting more than 50% of its assets or producing more than 50% of its earning power or cash flow, each right then outstanding will entitle its holder to purchase for $85, subject to antidilution adjustments, a number of the acquiring party's common shares having a market value of twice that amount.

     This plan will not prevent, nor is it intended to prevent, a takeover of the Company. Since the rights may be redeemed by the Board under certain circumstances, they should not interfere with any merger or other business combination approved by the Board. The issuance of the rights does not in any way diminish the financial strength of the Company or interfere with its business plans. The issuance of the rights has no dilutive effect, does not affect reported earnings per share or change the way the common stock of the Company is currently traded.

                          NEWFIELD EXPLORATION COMPANY

11. PROPERTY ACQUISITIONS:

     In February 2000, the Company acquired interests in three producing gas fields in South Texas for approximately $139 million in cash. The acquisition has been accounted for as a purchase and, accordingly, income and expenses from the properties have been included in the Company's statement of income from the date of purchase.

     The unaudited pro forma results of operations assuming that such acquisition occurred on January 1 of the respective periods are as follow (in thousands, except per share amounts):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Proforma:
  Revenue...................................................   $532,142     $317,333
  Income from operations....................................    223,771       72,846
  Net income................................................    133,379       34,220
  Basic earnings per common share...........................   $   3.15     $   0.83
  Diluted earnings per common share.........................   $   2.95     $   0.81

     The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or future results of operations.

     On July 15,1999, the Company completed the purchase of Gulf Australia Resources Limited for $23 million in cash. Included in the purchase price was a substantial amount of working capital, including an inventory of 479 MBbls of oil. The acquisition was accounted for as a purchase and included an interest in two producing oil fields in the Timor Sea, offshore Australia.

                          NEWFIELD EXPLORATION COMPANY

12. GEOGRAPHIC INFORMATION:

                                                                          OTHER
                                          UNITED STATES   AUSTRALIA   INTERNATIONAL    TOTAL
                                          -------------   ---------   -------------   --------
                                                               (IN THOUSANDS)
2000
----------------------------------------
Oil and gas revenues....................    $476,301       $50,341       $    --      $526,642
Operating expenses:
  Lease operating.......................      51,509        13,863            --        65,372
  Production and other taxes............       5,643         4,645            --        10,288
  Transportation........................       5,984            --            --         5,984
  Ceiling test writedown................          --            --           503           503
  Depreciation, depletion and
     amortization.......................     183,739         7,443            --       191,182
  Allocated income taxes................      80,299         8,537            --
                                            --------       -------       -------
          Net income (loss) from oil and
            gas operations..............    $149,127       $15,853       $  (503)
                                            ========       =======       =======
  General and administrative (inclusive
     of stock compensation)(1)..........                                                32,084
                                                                                      --------
          Total operating expenses......                                               299,429
                                                                                      --------
Income from operations..................                                               221,229
  Interest expense and dividends, net...                                               (16,540)
                                                                                      --------
Income before income taxes..............                                              $204,689
                                                                                      ========
Total long-lived assets.................    $806,457       $10,634       $16,244      $833,315
                                            ========       =======       =======      ========
Additions to long-lived assets..........    $358,936       $13,913       $ 6,317      $379,166
                                            ========       =======       =======      ========
1999
----------------------------------------
Oil and gas revenues....................    $265,603       $22,286       $    --      $287,889
Operating expenses:
  Lease operating.......................      38,562         6,999            --        45,561
  Production and other taxes............         699         1,516            --         2,215
  Transportation........................       5,922            --            --         5,922
  Depreciation, depletion and
     amortization.......................     149,350         3,294            --       152,644
  Allocated income taxes................      24,875         3,772            --
                                            --------       -------       -------
          Net income from oil and gas
            operations..................    $ 46,195       $ 6,705       $    --
                                            ========       =======       =======
  General and administrative (inclusive
     of stock compensation)(1)..........                                                16,404
                                                                                      --------
          Total operating expenses......                                               216,824
                                                                                      --------
Income from operations..................                                                65,143
  Interest expense and dividends, net...                                               (13,128)
                                                                                      --------
Income before income taxes..............                                              $ 52,015
                                                                                      ========
Total long-lived assets.................    $630,316       $ 4,096       $10,430      $644,842
                                            ========       =======       =======      ========
Additions to long-lived assets..........    $201,143       $ 7,390       $ 1,266      $209,799
                                            ========       =======       =======      ========

                          NEWFIELD EXPLORATION COMPANY

                                                                          OTHER
                                          UNITED STATES   AUSTRALIA   INTERNATIONAL    TOTAL
                                          -------------   ---------   -------------   --------
                                                               (IN THOUSANDS)
1998
----------------------------------------
Oil and gas revenues....................    $199,474       $    --       $    --      $199,474
Operating expenses:
  Lease operating.......................      35,345            --            --        35,345
  Production and other taxes............          --            --            --            --
  Transportation........................       3,789            --            --         3,789
  Depreciation, depletion and
     amortization.......................     123,147            --            --       123,147
  Ceiling test writedown................     104,955            --            --       104,955
  Allocated income taxes................     (23,717)           --            --
                                            --------       -------       -------
          Net loss from oil and gas
            operations..................    $(44,405)      $    --       $    --
                                            ========       =======       =======
  General and administrative (inclusive
     of stock compensation)(1)..........                                                12,070
                                                                                      --------
          Total operating expenses......                                               275,517
                                                                                      --------
Loss from operations....................                                               (79,832)
  Interest expense, net.................                                                (8,544)
                                                                                      --------
Loss before income taxes................                                              $(88,376)
                                                                                      ========
Total long-lived assets.................    $569,259       $    --       $ 9,164      $578,423
                                            ========       =======       =======      ========
Additions to long-lived assets..........    $309,260       $    --       $ 1,512      $310,772
                                            ========       =======       =======      ========

---------------

(1) General and administrative expense includes non-cash stock compensation charges of $3,047, $1,999 and $2,222 for 2000, 1999 and 1998, respectively.

13. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           2000      1999      1998
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Cash payments:
  Interest and dividend payments (includes interest on
     the senior notes and dividends on the convertible
     trust preferred securities, net of interest
     capitalized of $5,353, $2,376 and $4,369 during
     2000, 1999 and 1998, respectively).................  $16,999   $11,598   $ 7,478
  Income tax payments...................................   14,015        --        --
Non-cash items excluded from the statement of cash
  flows:
  Increase (decrease) in accrued capital expenditures...  $26,712   $ 9,261   $(7,059)
  Other.................................................     (121)     (179)      (23)

                          NEWFIELD EXPLORATION COMPANY

14. SUBSEQUENT EVENTS:

     On January 23, 2001, the Company acquired all of the outstanding capital stock of Lariat Petroleum, Inc. ("Lariat") by merging Lariat with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of the Company. The total consideration for the acquisition was approximately $333 million, inclusive of the assumption of debt and certain other obligations of Lariat. The transaction will be accounted for as a purchase.

     The consideration included 1.9 million shares of the Company's common stock. The Company financed the cash portion of the consideration under a new reserve-based revolving credit facility obtained on January 23, 2001 with The Chase Manhattan Bank, as Agent. The banks participating in the new facility have committed to lend the Company up to $425 million. The amount available under the facility is subject to a calculated borrowing base determined by banks holding 75% of the aggregate commitments, which is reduced by the aggregate outstanding principal amount of any senior notes issued by the Company ($125 million at January 31, 2001). The borrowing base will be redetermined at least semi-annually and, after reduction for then outstanding senior notes, was $385 million at January 31, 2001. No assurances can be given that the banks will not elect to redetermine the borrowing base in the future. The new facility contains restrictions on the payment of dividends and the incurrence of debt as well as other customary covenants and restrictions. The new facility matures on January 23, 2004.

     On February 22, 2001 the Company placed $175 million of 7 5/8% Senior Notes due 2011. The offering was done under an existing shelf registration statement. Net proceeds from the sale of the senior notes were used to repay outstanding indebtedness under the Company's revolving credit facility. The notes were issued at 99.931% of par to yield 7.635%, with interest payable on each March 1 and September 1, commencing September 1, 2001.

                          NEWFIELD EXPLORATION COMPANY

15. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

     The results of operations by quarter for the years ended December 31, 2000 and 1999 are as follows:

                                                                  2000 QUARTER ENDED
                          --------------------------------------------------------------------------------------------------
                                 MARCH 31(1)                   JUNE 30(1)                SEPTEMBER 30(1)         DECEMBER 31
                          --------------------------   --------------------------   --------------------------   -----------
                          AS PREVIOUSLY                AS PREVIOUSLY                AS PREVIOUSLY
                            REPORTED       RESTATED      REPORTED       RESTATED      REPORTED       RESTATED
                          -------------   ----------   -------------   ----------   -------------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Oil and gas
  revenues(2)...........     $95,039       $97,822       $118,878       $114,704      $151,263       $150,431     $163,685
Income from
  operations............      30,348        30,984         49,004         45,209        70,177         68,986       76,050
Net income..............      17,123        15,183         29,561         27,056        44,338         43,552       46,558
Basic earnings per
  common share..........     $  0.41       $  0.36       $   0.70       $   0.64      $   1.04       $   1.02     $   1.09
Diluted earnings per
  common share..........     $  0.40       $  0.35       $   0.66       $   0.60      $   0.97       $   0.95     $   1.01

                                                       1999 QUARTER ENDED
                                   -----------------------------------------------------------
                                    MARCH 31      JUNE 30      SEPTEMBER 30     DECEMBER 31(3)
                                    --------      -------      ------------     --------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Oil and gas revenues(2)..........    $54,562      $61,688         $80,044          $91,595
Income from operations...........      3,236        9,886          22,699           29,322
Net income (loss)................       (170)       4,375          12,405           16,594
Basic earnings per common
  share..........................    $  0.00      $  0.11         $  0.30          $  0.40
Diluted earnings per common
  share..........................    $  0.00      $  0.10         $  0.29          $  0.39

---------------

(1) The first through third quarters of 2000 are restated to reflect the adoption of SAB No. 101, "Revenue Recognition in Financial Statements." The adoption of SAB No. 101 requires the Company to report crude oil inventory associated with its Australian operations at the lower of cost or market, which is a change from its historical policy of recording such inventory at market value on the balance sheet, net of estimated costs to sell.

(2) As a result of the adoption of EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company has reclassified to operating expenses, for all periods presented, third party costs incurred to transport production to the Company's respective sales point, instead of as a reduction of the related revenues as previously reported. The effect of EITF No. 00-10 reduced previously reported oil and gas revenues by $1.5 million, $1.6 million and $1.6 million for the quarters ended March 31, June 30 and September 30, 2000, respectively and by $1.7 million, $1.5 million, $1.4 million and $1.3 million for the quarters ended March 31, June 30, September 30 and December 31, 1999, respectively. The reclassification had no effect on previously reported net income.

(3) Prior period financial statements have not been restated to apply SAB No.
    101. However, the pro forma effect of retroactively applying SAB No. 101 to the fourth quarter of 1999 would have reduced net income by $0.2 million, or $0.01 per diluted share.

16. NEWFIELD FINANCIAL TRUST II:

     Pursuant to a Form S-3 registration statement filed with the SEC under the Securities Act of 1933, Newfield Financial Trust II, a "100% owned,""finance subsidiary" (in each case, as defined in Rule 3-10 of Regulation S-X) of the Company ("Trust II"), may offer and sell its preferred securities to the public. If issued and sold, the holders of the trust preferred securities would be entitled to receive periodic payments that are cumulative if unpaid, would be entitled to receive a fixed liquidation amount and the backup undertakings will provide a bundle of rights that together place the holder in the same position as if the Company had fully and unconditionally guaranteed Trust II's payment obligations on the trust preferred securities.

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
               SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED

     See Note 12 to the consolidated financial statements for disclosure of the Company's results of operations from oil and gas producing activities. Costs incurred for oil and gas property acquisition, exploration and development activities for each of the three years in the period ended December 31, 2000 are as follows:

                                             UNITED                          OTHER
                                             STATES    AUSTRALIA   CHINA    FOREIGN    TOTAL
                                            --------   ---------   ------   -------   --------
                                                              (IN THOUSANDS)
2000
------------------------------------------
Property acquisition:
  Unproved................................  $ 23,621    $    --    $  375   $  153    $ 24,149
  Proved..................................   115,567       (295)       --       --     115,272
Exploration...............................    91,177      3,760     5,286       --     100,223
Development...............................   128,571     10,448        --       --     139,019
                                            --------    -------    ------   ------    --------
          Total costs incurred............  $358,936    $13,913    $5,661   $  153    $378,663
                                            ========    =======    ======   ======    ========
1999
------------------------------------------
Property acquisition:
  Unproved................................  $  5,849    $    --    $   --   $   --    $  5,849
  Proved..................................    77,673      2,490        --       --      80,163
Exploration...............................    46,343      3,852       641      625      51,461
Development...............................    71,278      1,048        --       --      72,326
                                            --------    -------    ------   ------    --------
          Total costs incurred............  $201,143    $ 7,390    $  641   $  625    $209,799
                                            ========    =======    ======   ======    ========
1998
------------------------------------------
Property acquisition:
  Unproved................................  $  3,400    $    --    $   --   $   --    $  3,400
  Proved..................................    86,219         --        --       --      86,219
Exploration...............................    63,802         --       510    1,002      65,314
Development...............................   155,839         --        --       --     155,839
                                            --------    -------    ------   ------    --------
          Total costs incurred............  $309,260    $    --    $  510   $1,002    $310,772
                                            ========    =======    ======   ======    ========

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

     Capitalized costs for oil and gas producing activities consist of the following at the end of each of the three years in the period ended December 31, 2000:

                                                 UNITED                            OTHER
                                                 STATES     AUSTRALIA    CHINA    FOREIGN     TOTAL
                                               ----------   ---------   -------   -------   ----------
                                                                   (IN THOUSANDS)
2000
---------------------------------------------
Proved properties............................  $1,474,925   $ 21,304    $    --   $   --    $1,496,229
Unproved properties..........................      77,085         --     14,236    2,008        93,329
                                               ----------   --------    -------   ------    ----------
                                                1,552,010     21,304     14,236    2,008     1,589,558
Accumulated depreciation, depletion and
  amortization...............................    (745,573)   (10,670)        --       --      (756,243)
                                               ----------   --------    -------   ------    ----------
Net capitalized cost.........................  $  806,437   $ 10,634    $14,236   $2,008    $  833,315
                                               ==========   ========    =======   ======    ==========
1999
---------------------------------------------
Proved properties............................  $1,135,225   $  3,538    $    --   $   --    $1,138,763
Unproved properties..........................      57,850      3,852      8,575    1,855        72,132
                                               ----------   --------    -------   ------    ----------
                                                1,193,075      7,390      8,575    1,855     1,210,895
Accumulated depreciation, depletion and
  amortization...............................    (562,759)    (3,294)        --       --      (566,053)
                                               ----------   --------    -------   ------    ----------
Net capitalized cost.........................  $  630,316   $  4,096    $ 8,575   $1,855    $  644,842
                                               ==========   ========    =======   ======    ==========
1998
---------------------------------------------
Proved properties............................  $  960,127   $     --    $    --   $   --    $  960,127
Unproved properties..........................      23,338         --      7,934    1,230        32,502
                                               ----------   --------    -------   ------    ----------
                                                  983,465         --      7,934    1,230       992,629
Accumulated depreciation, depletion and
  amortization...............................    (414,206)        --         --       --      (414,206)
                                               ----------   --------    -------   ------    ----------
Net capitalized cost.........................  $  569,259   $     --    $ 7,934   $1,230    $  578,423
                                               ==========   ========    =======   ======    ==========

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

     Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reported reserve estimates represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

     The following table sets forth the Company's net proved reserves (at 14.73 pounds per square inch absolute), including the changes therein, and proved developed reserves at the end of each of the three years in the period ended December 31, 2000, as estimated by the Company's petroleum engineering staff:

                             OIL, CONDENSATE AND
                             NATURAL GAS LIQUIDS
                                   (MBBLS)                   NATURAL GAS (MMCF)                   TOTAL (BCFE)
                         ---------------------------   -------------------------------   -------------------------------
                          U.S.    AUSTRALIA   TOTAL      U.S.     AUSTRALIA    TOTAL       U.S.     AUSTRALIA    TOTAL
                         ------   ---------   ------   --------   ---------   --------   --------   ---------   --------
Proved developed and
  undeveloped reserves:
DECEMBER 31, 1997......  16,307        --     16,307    337,481      --        337,481    435,323        --      435,323
Revisions of previous
  estimates............    (246)       --       (246)     1,981      --          1,981        505        --          505
Extensions, discoveries
  and other
  additions............   1,635        --      1,635     83,777      --         83,777     93,589        --       93,589
Purchases of
  properties...........   1,118        --      1,118     65,672      --         65,672     72,381        --       72,381
Sales of properties....      --        --         --         --      --             --         --        --           --
Production.............  (3,643)       --     (3,643)   (66,634)     --        (66,634)   (88,494)       --      (88,494)
                         ------    ------     ------   --------      --       --------   --------    ------     --------
DECEMBER 31, 1998......  15,171        --     15,171    422,277      --        422,277    513,304        --      513,304
Revisions of previous
  estimates............     499        --        499     (4,359)     --         (4,359)    (1,365)       --       (1,365)
Extensions, discoveries
  and other
  additions............   1,600        --      1,600     52,210      --         52,210     61,808        --       61,808
Purchases of
  properties...........   6,780     7,000     13,780     60,517      --         60,517    101,195    42,000      143,195
Sales of properties....    (926)       --       (926)    (3,112)     --         (3,112)    (8,668)       --       (8,668)
Production.............  (3,487)     (867)    (4,354)   (87,360)     --        (87,360)  (108,282)   (5,202)    (113,484)
                         ------    ------     ------   --------      --       --------   --------    ------     --------
DECEMBER 31, 1999......  19,637     6,133     25,770    440,173      --        440,173    557,992    36,798      594,790
Revisions of previous
  estimates............   1,264       866      2,130     (4,531)     --         (4,531)     3,054     5,196        8,250
Extensions, discoveries
  and other
  additions............   4,501        --      4,501     91,096      --         91,096    118,103        --      118,103
Purchases of
  properties...........   1,487        --      1,487     99,531      --         99,531    108,454        --      108,454
Sales of properties....    (248)       --       (248)    (1,100)     --         (1,100)    (2,588)       --       (2,588)
Production.............  (4,090)   (1,616)    (5,706)  (105,446)     --       (105,446)  (129,986)   (9,696)    (139,682)
                         ------    ------     ------   --------      --       --------   --------    ------     --------
DECEMBER 31, 2000......  22,551     5,383     27,934    519,723      --        519,723    655,029    32,298      687,327
                         ======    ======     ======   ========      ==       ========   ========    ======     ========
Proved developed
  reserves:
  December 31, 1997....  15,712        --     15,712    252,018      --        252,018    346,290        --      346,290
  December 31, 1998....  14,648        --     14,648    388,040      --        388,040    475,927        --      475,927
  December 31, 1999....  17,123     6,133     23,256    376,820      --        376,820    479,558    36,798      516,356
  December 31, 2000....  18,657     5,383     24,040    416,368      --        416,368    528,310    32,298      560,608

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The following information has been developed utilizing procedures prescribed by SFAS No. 69 "Disclosures about Oil and Gas Producing Activities" and based on natural gas and crude oil reserve and production volumes estimated by the Company's petroleum engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

     The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

     Under the Standardized Measure, future cash inflows were estimated by applying year-end oil and gas prices to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flow before tax. Future income tax expense has been computed by applying year-end statutory tax rates to aggregate future pre-tax net cash flows, for each year reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by SFAS 69.

     Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

     The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows:

                                                       U.S.      AUSTRALIA     TOTAL
                                                    ----------   ---------   ----------
                                                              (IN THOUSANDS)
2000
--------------------------------------------------
Future cash inflows...............................  $5,709,166   $135,192    $5,844,358
Less related future:
  Production costs................................    (426,987)   (89,326)     (516,313)
  Development and abandonment costs...............    (244,139)   (16,320)     (260,459)
                                                    ----------   --------    ----------
Future net cash flows before income taxes.........   5,038,040     29,546     5,067,586
Future income tax expense.........................  (1,564,431)    (8,864)   (1,573,295)
                                                    ----------   --------    ----------
Standardized measure of future net cash flows
  before discount.................................   3,473,609     20,682     3,494,291
10% annual discount for estimating timing of cash
  flows...........................................    (820,256)    (3,777)     (824,033)
                                                    ----------   --------    ----------
Standardized measure of discounted future net cash
  flows...........................................  $2,653,353   $ 16,905    $2,670,258
                                                    ==========   ========    ==========
1999
--------------------------------------------------
Future cash inflows...............................  $1,552,273   $156,247    $1,708,520
Less related future:
  Production costs................................    (239,010)   (95,252)     (334,262)
  Development and abandonment costs...............    (205,402)   (31,324)     (236,726)
                                                    ----------   --------    ----------
Future net cash flows before income taxes.........   1,107,861     29,671     1,137,532
Future income tax expense.........................    (214,365)    (9,871)     (224,236)
                                                    ----------   --------    ----------
Standardized measure of future net cash flows
  before discount.................................     893,496     19,800       913,296
10% annual discount for estimating timing of cash
  flows...........................................    (180,431)      (346)     (180,777)
                                                    ----------   --------    ----------
Standardized measure of discounted future net cash
  flows...........................................  $  713,065   $ 19,454    $  732,519
                                                    ==========   ========    ==========
1998
--------------------------------------------------
Future cash inflows...............................  $1,047,290   $     --    $1,047,290
Less related future:
  Production costs................................    (203,717)        --      (203,717)
  Development and abandonment costs...............    (162,005)        --      (162,005)
                                                    ----------   --------    ----------
Future net cash flows before income taxes.........     681,568         --       681,568
Future income tax expense.........................    (122,304)        --      (122,304)
                                                    ----------   --------    ----------
Standardized measure of future net cash flows
  before discount.................................     559,264         --       559,264
10% annual discount for estimating timing of cash
  flows...........................................    (108,108)        --      (108,108)
                                                    ----------   --------    ----------
Standardized measure of discounted future net cash
  flows...........................................  $  451,156   $     --    $  451,156
                                                    ==========   ========    ==========

                          NEWFIELD EXPLORATION COMPANY

                      SUPPLEMENTARY FINANCIAL INFORMATION
       SUPPLEMENTARY OIL AND GAS DISCLOSURES -- UNAUDITED -- (CONTINUED)

     A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                              U.S.       AUSTRALIA      TOTAL
                                                           -----------   ---------   -----------
                                                                      (IN THOUSANDS)
2000
---------------------------------------------------------
Beginning of the period..................................  $   713,065    $19,454    $   732,519
Revisions of previous estimates:
  Changes in prices and costs............................    1,866,958     (5,791)     1,861,167
  Changes in quantities..................................       18,849      6,680         25,529
  Changes in future development costs....................           --     15,004         15,004
Development costs incurred during the period.............       69,232      3,260         72,492
Additions to proved reserves resulting from extensions,
  discoveries and improved recovery, less related
  costs..................................................      611,719         --        611,719
Purchases of reserves in place...........................      524,675         --        524,675
Accretion of discount....................................       88,414      2,915         91,329
Sales of oil and gas, net of production costs............     (413,165)   (28,193)      (441,358)
Net change in income taxes...............................   (1,023,931)       834     (1,023,097)
Production timing and other..............................      197,537      2,742        200,279
                                                           -----------    -------    -----------
Net increase (decrease)..................................    1,940,288     (2,549)     1,937,739
                                                           -----------    -------    -----------
End of the period........................................  $ 2,653,353    $16,905    $ 2,670,258
                                                           ===========    =======    ===========
1999
---------------------------------------------------------
Beginning of the period..................................  $   451,156    $    --    $   451,156
Revisions of previous estimates:
  Changes in prices and costs............................      229,539         --        229,539
  Changes in quantities..................................       (2,553)        --         (2,553)
  Changes in future development costs....................       (4,069)        --         (4,069)
Development costs incurred during the period.............       21,658         --         21,658
Additions to proved reserves resulting from extensions,
  discoveries and improved recovery, less related
  costs..................................................      100,907         --        100,907
Purchases of reserves in place...........................      145,515     33,225        178,740
Accretion of discount....................................       54,982         --         54,982
Sales of oil and gas, net of production costs............     (220,420)   (13,771)      (234,191)
Net change in income taxes...............................      (72,414)        --        (72,414)
Production timing and other..............................        8,764         --          8,764
                                                           -----------    -------    -----------
Net increase.............................................      261,909     19,454        281,363
                                                           -----------    -------    -----------
End of the period........................................  $   713,065    $19,454    $   732,519
                                                           ===========    =======    ===========
1998
---------------------------------------------------------
Beginning of the period..................................  $   502,948    $    --    $   502,948
Revisions of previous estimates:
  Changes in prices and costs............................     (226,749)        --       (226,749)
  Changes in quantities..................................          662         --            662
  Changes in future development costs....................        5,401         --          5,401
Development costs incurred during the period.............       55,153         --         55,153
Additions to proved reserves resulting from extensions,
  discoveries and improved recovery, less related
  costs..................................................      117,837         --        117,837
Purchases of reserves in place...........................       48,889         --         48,889
Accretion of discount....................................       65,467         --         65,467
Sales of oil and gas, net of production costs............     (160,340)        --       (160,340)
Net change in income taxes...............................       53,059         --         53,059
Production timing and other..............................      (11,171)        --        (11,171)
                                                           -----------    -------    -----------
Net decrease.............................................      (51,792)        --        (51,792)
                                                           -----------    -------    -----------
End of the period........................................  $   451,156    $    --    $   451,156
                                                           ===========    =======    ===========

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Newfield Exploration Company:

  We have audited the accompanying consolidated balance sheet of Lariat Petroleum, Inc. (a Delaware corporation) and subsidiary (the "Company") as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lariat Petroleum, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.





/s/ ARTHUR ANDERSEN LLP
Tulsa, Oklahoma
March 2, 2001

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2000
           (in thousands, except share and per share amounts)

                                     ASSETS
Current assets:
  Cash and cash equivalents.........................................  $  1,190
  Accounts receivable -
    Oil and gas sales...............................................    17,495
    Joint operations and other......................................     5,414
  Prepaid expenses and other current assets.........................     2,096
                                                                      --------
          Total current assets......................................    26,195
                                                                      --------
Property and equipment, at cost:
  Oil and gas properties, full cost method..........................   233,552
  Other.............................................................     3,541
                                                                      --------
                                                                       237,093
  Less - accumulated depreciation, depletion and amortization.......    34,315
                                                                      --------
                                                                       202,778
Other assets........................................................       460
                                                                      --------
          Total assets..............................................  $229,433
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revenue payable...................................................  $  6,123
  Accounts payable - trade..........................................       734
  Accrued interest..................................................       604
  Natural gas imbalance.............................................     1,022
  Other accrued liabilities.........................................     8,380
                                                                      --------
          Total current liabilities.................................    16,863
                                                                      --------
Long-term debt to banks.............................................   117,292
                                                                      --------
Stockholder subordinated notes payable..............................    39,654
                                                                      --------
Deferred income taxes...............................................     6,192
                                                                      --------
Commitments and contingencies

Stockholders' equity:
  Common stock -
    Series A, $0.01 par value, 370,000 shares authorized,
      368,070 shares issued and outstanding.........................         4
    Series B, $0.01 par value, 463,250 shares authorized,
      1,035 shares issued and outstanding...........................        --
  Additional paid-in capital........................................    40,456
  Retained earnings  ...............................................     8,972
                                                                      --------
          Total stockholders' equity................................    49,432
                                                                      --------
          Total liabilities and stockholders' equity................  $229,433
                                                                      ========

The accompanying notes are an integral part of this balance sheet.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2000
           (in thousands, except share and per share amounts)



Oil and gas sales............................................  $66,841
                                                               -------
Operating expenses:
  Lease operating............................................    7,788
  Production taxes...........................................    5,356
  Depreciation, depletion and amortization...................   17,998
  General and administrative.................................    7,070
                                                               -------
          Total operating expenses...........................   38,212
                                                               -------
Income from operations.......................................   28,629
                                                               -------
Other income(expense):
  Interest and other income..................................      211
  Interest expense...........................................  (11,811)
                                                               -------
                                                               (11,600)
                                                               -------
Income before income taxes...................................   17,029
                                                               -------
Income taxes:
  Current....................................................       --
  Deferred...................................................    6,192
                                                               -------
                                                                 6,192
                                                               -------
Net income...................................................  $10,837
                                                               =======
Earnings per common share:
  Basic......................................................  $ 29.45
                                                               =======
  Diluted....................................................  $ 27.48
                                                               =======
Weighted average common shares outstanding:
  Basic......................................................  367,998
                                                               =======
  Diluted....................................................  394,313
                                                               =======



The accompanying notes are an integral part of this statement.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 2000
                  (in thousands, except share amounts)

                          SERIES A        SERIES B                   RETAINED
                        COMMON STOCK    COMMON STOCK   ADDITIONAL   EARNINGS /
                       --------------  --------------   PAID-IN    (ACCUMULATED
                       SHARES   VALUE  SHARES   VALUE   CAPITAL      DEFICIT)     TOTAL
                       -------  -----  -------  -----  ----------  ------------  -------
BALANCE, December 31,
  1999...............  367,870    $ 4       --    $--    $40,205     $(1,263)    $38,946
    Exercise of stock
      options........      200     --    2,900     --        455          --         455
    Repurchase and
      cancellation
      of shares......       --     --   (1,865)    --       (204)       (602)       (806)
    Net income.......       --     --       --     --         --      10,837      10,837
                       -------    ---   ------    ---    -------     -------     -------
BALANCE, December 31,
  2000...............  368,070    $ 4    1,035    $--    $40,456     $ 8,972     $49,432
                       =======    ===   ======    ===    =======     =======     =======



The accompanying notes are an integral part of this statement.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2000
                             (in thousands)



Cash flows from operating activities:
  Net income...............................................  $  10,837
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation, depletion and amortization.............     17,998
      Deferred income taxes................................      6,192
      Interest on stockholder subordinated notes...........      3,355
      Gain on sale of non-oil and gas property.............        (19)
      Other non-cash charges...............................        115
                                                             ---------
                                                                38,478
      Changes in assets and liabilities -
        Increase in receivables............................    (15,978)
        Increase in prepaid expenses.......................        (49)
        Increase in payables and accruals..................      6,272
                                                             ---------
          Net cash provided by operating activities........     28,723
                                                             ---------
Cash flows from investing activities:
  Capital expenditures -
    Oil and gas properties.................................    (79,212)
    Other..................................................     (1,783)
  Prepayment of drilling costs.............................     (1,504)
  Proceeds from sales of non-oil and gas property..........        717
                                                             ---------
          Net cash used in investing activities............    (81,782)
                                                             ---------
Cash flows from financing activities:
  Proceeds from exercise of stock options..................        455
  Repurchase and cancellation of common stock..............       (806)
  Advances on credit facility..............................     51,800
  Payments on credit facility..............................     (2,000)
                                                             ---------
          Net cash provided by financing activities........     49,449
                                                             ---------
Decrease in cash and cash equivalents......................     (3,610)
Cash and cash equivalents, beginning of period.............      4,800
                                                             ---------
Cash and cash equivalents, end of period...................  $   1,190
                                                             =========

Supplemental information of cash paid during the year for:
  Interest.................................................  $   8,304
                                                             =========
  Income taxes.............................................  $      --
                                                             =========


The accompanying notes are an integral part of this statement.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2000



1.  ORGANIZATION AND BASIS OF PRESENTATION:

  Lariat Petroleum, Inc. is an independent energy company engaged in the exploration for and the development and production of natural gas and oil in the continental United States, with a particular emphasis in the Mid-Continent region. The Company's operations currently focus on the Anadarko and Arkoma Basins of Oklahoma and the Permian Basin of Texas and New Mexico.

  The consolidated financial statements include the accounts of Lariat Petroleum, Inc. and its wholly owned subsidiary, Anadarko Geophysical Exploration, L.L.C. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Oil and Gas Properties

  The Company uses the full cost method of accounting for its oil and gas properties. Under this method, all acquisition, exploration and development costs, including certain related employee costs, incurred for the purpose of finding oil and gas are capitalized. Such amounts include the cost of drilling and equipping productive wells, dry hole costs, lease acquisition costs, delay rentals and costs related to such activities. Exclusive of field-level costs, the Company capitalized approximately $2,288,000 of internal costs in 2000. Costs, including related employee costs, associated with production and general corporate activities are expensed in the period incurred. Sales of natural gas and oil properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

  The Company computes the provision for depreciation, depletion and amortization ("DD&A") of oil and gas properties using the units of production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related carrying costs are excluded from the amortization base until the properties associated with these costs are evaluated. The amortization base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values. DD&A per equivalent Mcf of the Company's oil and gas properties was $0.85 for the year ended December 31, 2000.

  The Company excludes the costs directly associated with acquisition and evaluation of unproved properties from the DD&A calculation until it is determined whether or not proved reserves can be assigned to the properties. These properties are assessed at least annually to ascertain whether an impairment has occurred. Such costs are transferred into the amortization base on an ongoing basis as projects are evaluated and proved reserves established or impairment determined. As of December 31, 2000, the Company excluded approximately $22,285,000 of costs related to unproved properties from the amortization base, of which approximately $11,667,000, $6,976,000, $2,016,000 and $1,626,000 were incurred in 2000, 1999, 1998 and 1997, respectively. The majority of the costs will be evaluated over the next two years.

  The Company's unamortized costs of oil and gas properties are limited to the sum of the future net revenues attributable to proved oil and gas reserves using unescalated prices in effect at year end, discounted at ten percent, plus the lower of cost or fair value of any unproved properties, as adjusted for related income tax effects (the "Full Cost Ceiling"). If the Company's unamortized costs of oil and gas properties exceed the Full Cost Ceiling, the excess must be charged to expense. The Company's capitalized costs were not in excess of the Full Cost Ceiling at December 31, 2000.

Other Property and Equipment

  Other property and equipment consists of automobiles, office furniture, computer hardware and software and leasehold improvements. Depreciation of other property and equipment is determined using the straight-line method based on estimated useful lives ranging from three to seven years.

Revenue Payable

  Amounts payable to royalty and working interest owners resulting from sales of oil and gas from jointly owned properties are classified as revenue payable in the accompanying financial statements.

Revenue Recognition

  Natural gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of gas sold to purchasers. The Company and other joint interest owners may sell more or less than their entitlement share of the natural gas volumes produced. A liability is recorded and revenue is deferred if the Company's excess sales of natural gas volumes exceed its estimated remaining recoverable reserves.

Hedging

  The Company uses hedges (swaps, floors, collars and forward sales) to reduce the impact of oil and natural gas price fluctuations and the impact of interest rate fluctuation. Gains or losses from commodity swaps, floors and collars are recognized as an adjustment to sales revenue when the related transactions being hedged are finalized. Gains or losses from interest rate swaps are recognized as an adjustment to interest expense when the interest from the period being hedged is recognized. The cash flows from such agreements are included in operating activities in the statements of cash flows.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended in June 1999 by Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 and in June 2000 by Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133 ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations. Companies must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

  SFAS 133 was originally effective for fiscal years beginning after June 15, 1999; however, Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--An Amendment of FASB Statement No. 133 extended implementation to fiscal years beginning after June 15, 2000. SFAS 133 cannot be applied retroactively and must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantially modified after December 31, 1997.

  SFAS 133, in part, allows special hedge accounting for "fair value" and "cash flow" hedges. SFAS 133 provides that the gain or loss on a derivative instrument designated and qualifying as a "fair value" hedging instrument as well as the offsetting gain or loss on the hedged item attributable to the hedged risk be recognized currently in earnings in the same accounting period. SFAS 133 provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a "cash flow" hedging instrument be reported as a component of other comprehensive income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings. The remaining gain or loss on the derivative instrument, if any, must be recognized currently in earnings. SFAS 133 could increase volatility in earnings and other comprehensive income.

  Note 6 presents the fair value of the derivatives held or issued by the Company. SFAS 133 will require that those derivative instruments be recognized in the Company's balance sheet at their fair value. The Company adopted SFAS 133 as of January 1, 2001. Upon adoption of SFAS 133, the Company recognized the fair value of these instruments on the balance sheet through other comprehensive income. The Company will then reclassify into earnings the gain or loss that is recorded in accumulated other comprehensive income as the related physical transactions occur. Had the Company adopted SFAS 133 as of December 31, 2000, a loss of approximately $19,281,000 would have been recorded to other comprehensive income.

Income Taxes

  Deferred income taxes are provided on transactions which are recognized in different periods for financial and tax reporting purposes. Such temporary differences arise primarily from the deduction of certain oil and gas exploration and development costs, which are capitalized for financial reporting purposes, and differences in the methods of depreciation. Deferred tax assets may be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

General and Administrative Expense

  The Company receives fees for operation of jointly owned oil and gas properties and records such reimbursements as reductions of general and administrative expense. Such fees totaled approximately $671,000 in 2000.

Earnings Per Share

  Basic earnings per common share were computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per common share were computed assuming the exercise of all dilutive options, as determined by applying the treasury stock method.

Concentration of Credit Risk

  The Company's oil and gas sales are to a variety of purchasers, including intrastate and interstate pipelines or their marketing affiliates, independent marketing companies and major oil companies. In 2000, sales to three customers accounted for approximately 22%, 19% and 13%, respectively, of total sales. Management believes that the credit risk imposed by this concentration is offset by the creditworthiness of the Company's customer base. The Company's joint operations accounts receivable are from a large number of major and independent oil and gas companies, partnerships, individuals and others who own interests in the properties operated by the Company.

  The counterparty to the financial hedge discussed in Note 6 is a large commercial bank. The counterparties to the Company's physical hedges discussed in Note 6 are large national marketing companies. The Company does not believe that any of these counterparties represent a significant credit risk.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include depreciation, depletion and amortization of proved oil and gas properties. Oil and gas reserve estimates, which are the basis for units of production DD&A and the Full Cost Ceiling, are inherently imprecise and are expected to change as future information becomes available.

3.  LONG-TERM DEBT:

Long-term Debt to Banks

  The Company had a credit agreement with certain banks (the "Syndicated Credit Agreement"). Total outstanding advances at December 31, 2000 were $117,292,000 at an average interest rate of 9.04%, considering the interest rate hedge discussed in Note 6.

  In connection with the transaction discussed in Note 12, on January 23, 2001, all outstanding borrowings under the Syndicated Credit Agreement were repaid and the Syndicated Credit Agreement was terminated.

Stockholder Subordinated Notes Payable

  On March 31, 1999, the Company entered into an agreement with its principal stockholder for the issuance of subordinated notes in an amount up to $38,500,000 (the "Note Purchase Agreement"). As of December 31, 2000, the Company had issued subordinated notes totaling $34,000,000 under the Note Purchase Agreement. The subordinated notes bore interest at an annual rate of 9% through March 31, 2000 and bore interest at an annual rate of 10% thereafter. Interest was payable at maturity.

  In connection with the transaction discussed in Note 12, on January 23, 2001, all outstanding principal and interest related to the stockholder subordinated notes payable were repaid and the Note Purchase Agreement was terminated.

4.  CAPITAL STOCK:

  The Company's common stock consisted of Series A and Series B shares. In the event of liquidation, Series A stockholders had a preference of $100 per share over Series B shareholders. Dividends were required to be declared and paid at the same rate per share for both Series A and Series B common stock. The Series A and Series B stockholders voted together as a single class, with each receiving one vote per share. Each share of Series A common stock was convertible into one share of Series B common stock at the option of the holder. No Series A common shares were converted into Series B common shares.

  Effective April 1, 1997, the Company adopted the Lariat Petroleum, Inc. 1997 Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, up to 89,500 shares of Series B common stock were available for issuance to key employees of the Company.

  The 1997 Plan was administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Subject to the terms of the 1997 Plan, the Committee had the authority to determine plan participants, the amount of the awards to be granted and the terms, conditions and provisions of awards. Options granted pursuant to the 1997 Plan could be, at the discretion of the Committee, either incentive stock options or non-qualified stock options. Options granted under the 1997 Plan had a ten-year term and provided for vesting over five years.

  In 1999, non-qualified stock options were granted to two non-management directors of the Company to purchase 500 shares each of Series B common stock under terms identical to those granted under the 1997 Plan.

  The following is an analysis of all Series B option activity for 2000:

                                                       Weighted Average
                                             Shares     Exercise Price
                                             -------   ----------------

Options outstanding, December 31, 1999.....  65,933        $168.66
  Granted..................................   4,100         250.00
  Exercised................................  (2,900)        150.00
  Cancelled................................    (600)        168.75
                                             ------        -------
Options outstanding, December 31, 2000.....  66,533        $181.02
                                             ======        =======
Options exercisable, December 31, 2000.....  30,455        $169.15
                                             ======        =======


  The exercise price of all options granted in 2000 was greater than the fair market value of the stock on the date of grant. The weighted average fair value of the options granted in 2000, based on the estimated value of the Company's stock on the date of grant, was $0. The options outstanding at December 31, 2000, had exercise prices ranging from $150 to $250 and a weighted average remaining contractual life of eight years.

  In 1997, the Company granted non-qualified options to two non-management directors of the Company for the purchase of shares of Series A common stock. Each of these outside directors received options to purchase 500 shares each of Series A common stock at a price of $0.01 per share. A total of 800 of these options were exercised, including 200 in 2000. Since the exercise price of these options was less than the fair market value of the common stock on the date of grant, the Company has recorded total compensation expense of approximately $80,000, including $20,000 in 2000.

  The Company accounts for stock options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Accordingly, the compensation cost of $20,000 discussed above is the only compensation cost that has been recognized by the Company in 2000 related to stock options. Had compensation cost for these options been determined consistent with the provisions of SFAS 123, the Company's net income for the year ended December 31, 2000, would have been reduced by approximately $169,000 and basic and diluted earnings per share would have been reduced by $0.46 and $0.43, respectively. Under SFAS 123, the fair value of each option granted is estimated on the date of grant based on the difference between the fair market value of the common stock and the present value of the exercise price. For purposes of the foregoing calculation, a risk-free interest rate of approximately 5.8% and expected lives of ten years.

  On December 28, 2000, one option holder exercised 2,900 fully vested Series B options with an exercise price of $150.00. The Company immediately repurchased 1,865 of these Series B common shares at a price of $432 per share and the repurchased shares were cancelled.

  In connection with the transaction discussed in Note 12, on January 23, 2001, all of the Series B options outstanding became immediately vested and all of the Series B options were exercised. The remaining 200 unvested Class A options granted to the two non-management directors of the Company expired.

5.  COMMITMENTS AND CONTINGENCIES:

  The Company incurred expenses under an operating lease for its office space of approximately $314,000 in 2000. The Company's future minimum commitments under this lease at December 31, 2000 were approximately $389,000 in 2001, $418,000 in 2002 and $139,000 in 2003.

  The Company is, from time to time, a party to certain legal actions and claims arising in the ordinary course of business. While the outcome of these events cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

6.  FINANCIAL INSTRUMENTS AND OTHER COMMODITY CONTRACTS:

Price Risk Management

  The Company periodically uses hedges to reduce the impact of oil and natural gas price fluctuations on its operating results and cash flows. All of the prices quoted below are net prices to the Company before the costs of gathering, transportation, compression and fuel.

  The Company has a fixed price natural gas sales contract in place under which it has agreed to sell 9,000 MMBtu per day through May 31, 2001 at prices that are fixed for each month of the contract. The prices that the Company will receive under this contract range from $2.34 per MMBtu to $2.74 per MMBtu. The Company also has a physical crude oil collar in place. Through April 30, 2001, the Company will pay a purchaser a premium of $0.70 per Bbl for 1,000 Bbls per day and is guaranteed a minimum price of $16.30 per Bbl and the purchaser is guaranteed a maximum price of $20.85 per Bbl.

  The Company also has three financial hedging arrangements in place. A commercial bank is the counterparty to all of these arrangements. The Company has entered into a costless collar agreement covering production of 10,000 MMBtu of natural gas per day through May 31, 2001. The Company is guaranteed to receive a minimum price of $2.27 per MMBtu and will receive no greater than $2.685 per MMBtu. The Company has a natural gas price swap in place covering 10,000 MMBtu per day of natural gas production through March 2003. Under this price swap agreement, the Company will receive a fixed price of $2.78 per MMBtu through March 2001, $2.64 per MMBtu through March 2002 and $2.61 per MMBtu through March 2003. In December 2000, the Company entered into another natural gas price swap covering a total of 5 million MMBtu at various monthly volumes from January 2001 through December 2001. The prices that the Company will receive under this arrangement are fixed for each month and range from $5.00 per MMBtu to $9.70 per MMBtu.

Interest Rate Risk Management

  In May 2000, the Company entered into an interest rate swap with a bank to reduce the impact of interest rate fluctuations on its operating results and cash flows. Under the terms of this agreement, the Company receives a LIBOR rate of 7.43% (before applicable margins) on $50,000,000 of its bank debt. This swap expires on May 6, 2002.

Fair Value of Financial Instruments

  The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt to banks approximates fair value because the terms of the debt are at market rates.

  The Company estimates the value of its subordinated notes payable based on the estimated borrowing rates currently available to the Company for long-term loans with similar terms and remaining maturities. The estimated fair value of the Company's subordinated notes payable at December 31, 2000, was approximately $42,134,000 compared with a carrying value of $39,654,000.

  The fair value of commodity hedges are the amount which the Company would receive or be required to pay to terminate the hedge contract. At December 31, 2000, the fair value of the physical crude oil collar was a liability of approximately $637,000, the fair value of the fixed price natural gas sales contract was a liability of approximately $7,363,000 and the fair value of the financial natural gas price hedges was a liability of approximately $30,940,000.

  The fair value of the interest rate hedge is the amount by which the fixed interest rate differs from the quoted market rate. At December 31, 2000, the fair value of the interest rate swap was a liability of approximately $616,000.

7.  INCOME TAXES:

  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires an asset and liability approach to accounting for income taxes. Under SFAS 109, deferred income taxes reflect the net tax effects of (1) temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (2) operating loss and tax credit carryforwards.

  The significant items giving rise to the deferred income tax assets and liabilities at December 31, 2000, are as follows (in thousands):

    Deferred Tax Liabilities:
      Differences between book and tax basis of property.....  $21,407
                                                               -------
    Deferred Tax Assets:
      Net operating loss carryforwards ("NOLs")..............   13,018
      Accrued interest on stockholder subordinated notes.....    2,150
      Other..................................................       47
                                                               -------
                                                                15,215
                                                               -------
    Net Deferred Tax Liability...............................  $ 6,192
                                                               =======

  A reconciliation of the Federal statutory income tax rate to the effective rate is as follows:

    Statutory income tax rate..................................  35.0 %
    State income tax...........................................   3.9
    Permanent differences......................................   0.2
    Utilization of NOLs not previously benefited..............   (2.7)
                                                                -------
                                                                 36.4 %
                                                                =======

  At December 31, 2000, the Company had an estimated net operating loss carryforward of approximately $33,465,000, which is available to offset taxable income in future years. The net operating loss carryforward will begin to expire in 2011.

8.  SIGNIFICANT ACQUISITIONS:

  On March 31, 2000, the Company acquired certain oil and gas properties in Oklahoma, Texas, New Mexico, Kansas and Colorado for approximately $31,500,000 in cash. If this acquisition had been consummated as of January 1, 2000, the Company's unaudited pro forma revenues and net income for the year ended December 31, 2000, would have been as shown below; however, such pro forma information is not necessarily indicative of what actually would have occurred had the transaction occurred on such date.
                                                            (unaudited)
    Revenues (in thousands)..................................   $68,832
    Net income (in thousands)................................    10,833
    Earnings per share
      Basic..................................................     29.44
      Diluted................................................     27.47

9.  OTHER ACCRUED LIABILITIES:

  Other accrued liabilities consisted of the following at December 31, 2000 (in thousands):

    Lease operating expenses...................................  $1,416
    Compensation and benefits..................................   1,844
    Capital expenditures.......................................   4,777
    Other......................................................     343
                                                                 ------
                                                                 $8,380
                                                                 ======

10.  QUARTERLY RESULTS (UNAUDITED):

  The following is a summary of the quarterly results of operations for the year ended December 31, 2000 (in thousands):

                                March 31   June 30   Sept. 30   Dec. 31
                                --------   -------   --------   -------
    Revenues..................  $11,945    $15,551    $16,691   $22,654
    Operating income..........    4,703      6,276      6,668    10,982
    Net income................    2,062      2,053      2,136     4,586
    Earnings per share
      Basic...................     5.60       5.58       5.80     12.46
      Diluted.................     5.24       5.22       5.41     11.59

11.  SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES:

Capitalized Costs and Costs Incurred Relating to Oil and Gas Producing
Activities

  The Company's net investment in oil and gas properties at December 31, 2000, was as follows (in thousands):

    Proved properties being amortized........................  $211,267
    Unproved properties not being amortized..................    22,285
                                                               --------
      Total capitalized costs................................   233,552
                                                               --------
    Less - accumulated depreciation, depletion and
      amortization...........................................    32,892
                                                               --------
    Net capitalized costs....................................  $200,660
                                                               ========

  The following sets forth certain information with respect to costs incurred (exclusive of general support facilities) in the Company's oil and gas activities during 2000 (in thousands):

    Acquisitions:
      Proved properties......................................   $32,891
      Unproved properties....................................     8,089
    Exploratory..............................................     3,868
    Development..............................................    38,772
                                                               --------
          Total costs incurred...............................   $83,620
                                                               ========

Estimated Quantities of Proved Oil and Gas Reserves (unaudited)

  Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The following is an analysis of the Company's proved oil and gas reserves, all of which are located in the United States:

                                                       Oil       Gas
                                                     (MBbls)    (MMcf)
                                                    --------   --------
  Proved reserves at December 31, 1999............    8,271    125,031
  Revisions of previous estimates.................   (1,201)    17,224
  Extensions, discoveries and other additions.....    1,742     36,922
  Production......................................     (701)   (16,138)
  Purchase of reserves in place...................    1,613     36,263
  Sales of reserves in place......................      (14)      (165)
                                                      -----    -------
  Proved reserves at December 31, 2000............    9,710    199,137
                                                      =====    =======
  Proved developed reserves at December 31, 2000...   7,414    166,192
                                                      =====    =======

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (unaudited)

  The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities ("SFAS 69"). The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions which are not taken into account in calculating the Standardized Measure.

  Under the Standardized Measure, future cash inflows were estimated by applying year end prices, adjusted for fixed and determinable escalations, to the estimated future production of year end proved reserves. Future cash inflows were reduced by estimated future production, development and abandonment costs based on year end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company's tax basis in the associated proved oil and gas properties. Future net cash inflows after income taxes were discounted using a 10 percent annual discount rate to arrive at the Standardized Measure.

  Set forth below is the Standardized Measure relating to proved oil and gas reserves at December 31, 2000 (in thousands):

  Future cash inflows......................................  $2,044,766
  Future production costs..................................     349,913
  Future development and abandonment costs.................      42,503
                                                             ----------
  Future net cash inflows before income tax expense........   1,652,350
  Future income tax expense................................     581,872
                                                             ----------
  Future net cash flows....................................   1,070,478
  10 percent annual discount for estimated timing of
    cash flows.............................................     532,784
                                                             ----------
  Standardized Measure of discounted future net cash
    flows..................................................  $  537,694
                                                             ==========

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (unaudited)

  The following is an analysis of the changes in the Standardized Measure during 2000 (in thousands):

  Standardized Measure, December 31, 1999...................  $125,339
  Increases (decreases) -
    Sales, net of production costs..........................   (52,269)
    Net change in sales price, net of production costs......   382,075
    Discoveries and extensions, net of related future
      development and production costs......................   179,279
    Changes in estimated future development costs...........     6,473
    Development costs incurred..............................     7,658
    Revisions of previous quantity estimates................    31,834
    Accretion of discount...................................    16,059
    Net change in income taxes..............................  (232,047)
    Purchase of reserves in place...........................   148,521
    Sales of reserves in place..............................      (102)
    Timing of production of reserves and other..............   (75,126)
                                                              --------
  Standardized Measure, December 31, 2000...................  $537,694
                                                              ========

12.  SUBSEQUENT EVENT:

  On January 23, 2001, Newfield Exploration Company ("Newfield") acquired all of the capital stock of the Company by merging the Company with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of Newfield. The total consideration for the acquisition was approximately $333 million, including the assumption of debt and certain other obligations of the Company. The total consideration consisted of approximately 1.9 million shares of Newfield's stock with a value, based on the closing price on January 22, 2001, of approximately $68 million and approximately $265 million in cash.

                         NEWFIELD EXPLORATION COMPANY
                 PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

The following unaudited pro forma combined statements of income of Newfield Exploration Company ("Newfield") for the six months ended June 30, 2001 and the year ended December 31, 2000 give effect to the acquisition of Lariat Petroleum, Inc. ("Lariat Petroleum") on January 23, 2001 in a transaction accounted for as a purchase, as if the acquisition had occurred on January 1, 2000. Newfield's historical balance sheet as of June 30, 2001 reflects the acquisition of Lariat Petroleum and therefore, no pro forma balance sheet has been provided. Such allocation resulted in $438 million recorded to oil and gas properties (an increase of $235 million compared to the historical book value of Lariat Petroleum's oil and gas properties at December 31, 2000).

Also included in the unaudited pro forma combined statement of income for the year ended December 31, 2000 are adjustments that give effect to the acquisition of three producing properties in South Texas from Headington Oil Company L.P. in a transaction accounted for as a purchase (the "Headington Properties"). The Headington acquisition closed on February 25, 2000. The purchase price of the Headington Properties is included in the historical balance sheet of Newfield in the accompanying unaudited pro forma combined balance sheet as of December 31, 2000 and its results of operations from February 25, 2000 through December 31, 2000 are included in the historical results for Newfield in the accompanying unaudited pro forma combined statement of operations for the period ended December 31, 2000.

These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Newfield and Lariat Petroleum included in this Current Report on Form 8-K and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of results that may occur in the future.

                         NEWFIELD EXPLORATION COMPANY
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
               (In thousands, except share and per share data)



                                                           Six Months Ended June 30, 2001
                                                 --------------------------------------------------
                                                  Newfield       Lariat      Pro Forma
                                                  Historical  Petroleum(A)  Adjustments   Pro Forma
                                                 -----------  ------------  -----------   ---------
Oil and gas revenues. . . . . . . . . . . . . .    $410,073    $ 5,642                     $415,715

Operating expenses:
Lease operating . . . . . . . . . . . . . . . .      43,574      1,417                       44,991
Production and other taxes. . . . . . . . . . .      12,581                                  12,581
Transportation. . . . . . . . . . . . . . . . .       2,825                                   2,825
Depreciation, depletion and amortization. . . .     132,723      1,271      $1,007 (B)      135,001
General and administrative (includes non-cash
  stock compensation of $1,298) . . . . . . . .      23,224        806                       24,030
                                                   --------     ------                     --------
Total operating expenses. . . . . . . . . . . .     214,927      3,494                      219,428
                                                   --------     ------                     --------
Income from operations. . . . . . . . . . . . .     195,146      2,148                      196,287

Other income (expenses) . . . . . . . . . . . .      (8,838)      (447)       (989)(C)      (10,274)
                                                   --------     ------                     --------
Income before income taxes. . . . . . . . . . .     186,308      1,701                      186,013

Income tax provision. . . . . . . . . . . . . .      66,426        622        (699)(D)       66,349
                                                   --------     ------                     --------
Income from operations before cumulative
  effect of change in accounting principle. . .    $119,882     $1,079                     $119,664
                                                   ========     ======                     ========
Basic earning per common share before
  cumulative effect of change in
  accounting principle. . . . . . . . . . . . .       $2.70                                   $2.68
                                                      =====                                   =====
Diluted earning per common share before
  cumulative effect of change in
  accounting principle. . . . . . . . . . . . .       $2.50                                   $2.49
                                                      =====                                   =====

Weighted average number of shares
 outstanding for basic earnings per share . . .  44,387,863                247,849 (E)   44,635,712
                                                 ==========                              ==========
Weighted average number of shares
 outstanding for diluted earnings per share . .  49,098,805                247,849 (E)   49,346,654
                                                 ==========                              ==========

                              The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                          NEWFIELD EXPLORATION COMPANY
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

The pro forma adjustments for the pro forma combined statement of income for the six months ended June 30, 2001 are described as follows:

(A) Reflects the historical revenues and expenses of Lariat Petroleum from January 1, 2001 through January 23, 2001.

(B) Reflects incremental depreciation, depletion and amortization based on the step-up to estimated fair value of the producing oil and gas properties acquired. Depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro form proved reserves.

(C) Reflects incremental interest expense on approximately $265 million of borrowings under Newfield's credit facility for the period from January 1, 2001 through January 23, 2001 that were used to fund a portion of the Lariat Petroleum purchase price. The calculation reflects the impact of using a portion of the proceeds to retire approximately $157 million in long-term obligations of Lariat Petroleum as if the retirement had occurred on January 1, 2000 and assumes interest is capitalized on $45.3 million of unproved properties.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $17,000.

(D) Reflects pro forma adjustments to the income tax provision, assuming a 35 percent rate, based on the change in net pre-tax income.

(E) Reflects the weighted average impact of the issuance of 1,906,350 shares of Newfield stock to fund a portion of the purchase price of Lariat Petroleum on January 23, 2001 as if the acquisition had occurred on January 1, 2000.

                         NEWFIELD EXPLORATION COMPANY
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
               (In thousands, except share and per share data)


                                                                           Year Ended December 31, 2000
                                              ----------------------------------------------------------------------------------
                                                Newfield   Headington   Pro Forma                Lariat       Pro Forma
                                               Historical  Properties  Adjustments  Pro Forma  Petroleum(A)  Adjustments  Pro Forma
                                              -----------  ----------  -----------  ---------  ------------  -----------  ---------
Oil and gas revenues. . . . . . . . . . . . .   $526,642     $5,500 (F)             $532,142      $66,841                  $598,983

Operating expenses:
Lease operating . . . . . . . . . . . . . . .     65,372        506 (F)               65,878        7,788                    73,666
Production and other taxes. . . . . . . . . .     10,288                              10,288        5,356                    15,644
Transportation. . . . . . . . . . . . . . . .      5,984                               5,984                                  5,984
Depreciation, depletion and amortization. . .    191,182                 2,452 (B)   193,634       17,998     $17,873 (B)   229,505
General and administrative (includes non-cash
  stock compensation of $3,047) . . . . . . .     32,587                              32,587        7,070                    39,657
Stock compensation. . . . . . . . . . . . . .
                                                --------     ------                 --------      -------                  --------
Total operating expenses. . . . . . . . . . .    305,413        506                  308,371       38,212                   364,456
                                                --------     ------                 --------      -------                  --------
Income from operations. . . . . . . . . . . .    221,229      4,994                  223,771       28,629                   234,527

Other income (expenses) . . . . . . . . . . .    (16,540)                 (958)(G)   (17,498)     (11,600)     (4,249)(C)   (33,347)
                                                --------                            --------      -------                  --------
Income before income taxes. . . . . . . . . .    204,689                             206,273       17,029                   201,180

Income tax provision. . . . . . . . . . . . .     69,980                   554 (D)    70,534        6,192      (7,743)(D)    68,983
                                                --------                            --------      -------                  --------
Income from operations before cumulative
  effect of change in accounting principle. .   $134,709                            $135,739      $10,837                  $132,197
                                                ========                            ========      =======                  ========

Basic earning per common share before
  cumulative effect of change in
  accounting principle. . . . . . . . . . . .      $3.18                               $3.21                                  $2.99
                                                   =====                               =====                                  =====
Diluted earning per common share before
  cumulative effect of change in
  accounting principle. . . . . . . . . . . .      $2.98                               $3.00                                  $2.81
                                                   =====                               =====                                  =====

Weighted average number of shares
 outstanding for basic earnings per share . . 42,332,835                          42,332,835                1,906,530(E) 44,239,365
                                              ==========                          ==========                =========    ==========
Weighted average number of shares
 outstanding for diluted earnings per share . 47,227,708                          47,227,708                1,906,530(E) 49,134,238
                                              ==========                          ==========                =========    ==========

                              The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                        NEWFIELD EXPLORATION COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)


  The pro forma adjustments for the pro forma combined statement of income for the year ended December 31, 2000 are described as follows:

(A) Reflects the historical revenues and expenses of Lariat Petroleum for the year ended December 31, 2000.

(B) Reflects incremental depreciation, depletion and amortization based on the step-up to estimated fair value of the producing oil and gas properties acquired. Depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves.

(C) Reflects incremental interest expense on approximately $265 million of borrowings under Newfield's credit facility that were used to fund a portion of the Lariat Petroleum purchase price. The calculation reflects the impact of using a portion of the proceeds to retire approximately $157 million in long-term obligations of Lariat Petroleum as if the retirement had occurred on January 1, 2000 and assumes interest is capitalized on $45.3 million of unproved properties. The applicable interest rate on the credit facility was 7.31% at December 31, 2000.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $275,000.

(D) Reflects pro forma adjustments to the income tax provision, assuming a 35 percent rate, based on the change in net pre-tax income.

(E) Reflects the issuance of 1,906,530 shares of Newfield stock to fund a portion of the purchase price of Lariat Petroleum as if the acquisition had occurred on January 1, 2000.

(F) Reflects the historical revenues and operating expenses of the Headington Properties for January 1, 2000 through February 25, 2000.

(G) Reflects additional interest expense for the period from January 1, 2000 through February 25, 2000, the closing date of the Headington Properties acquisition, of $1.2 million (less capitalized interest of $0.2 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $110 million under its credit facility to fund a portion of the Headington Properties purchase price. The applicable interest rate on the credit facility was 7.31% at December 31, 2000.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $21,000.

                          NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

  The following pro forma estimated reserve quantities show the effect of the acquisition of Lariat Petroleum as of December 31, 2000:


                                                      Lariat
                                       Historical   Petroleum   Pro Forma
                                       ----------   ----------   ---------
December 31, 2000:
Proved:
   Oil and condensate (MBbls). . . . .   27,934         9,710      37,644
   Gas (MMcf). . . . . . . . . . . . .  519,723       199,137     718,860

Proved developed:
   Oil and condensate (MBbls). . . . .   24,040         7,414      31,454
   Gas (MMcf). . . . . . . . . . . . .  416,368       166,192     582,560

                          NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)


  The following pro forma estimated standardized measure of discounted future net cash flows shows the effect of the acquisition of Lariat Petroleum as of December 31, 2000:


                                                                 Lariat
                                                   Historical  Petroleum   Pro Forma
                                                  -----------  ----------  ---------
                                                        (in thousands of dollars)
December 31, 2000:
Future cash inflows. . . . . . . . . . . . . . . . $5,844,358 $2,044,766   $7,889,124
  Less related future:
    Production costs . . . . . . . . . . . . . . .   (516,313)  (349,913)    (866,226)
    Development and abandonment costs. . . . . . .   (260,459)   (42,503)    (302,962)
                                                   ----------   --------   ----------
Future net cash flows before income taxes. . . . .  5,067,586  1,652,350    6,719,936
Future income tax expense. . . . . . . . . . . . . (1,573,295)  (581,872)  (2,155,167)
                                                   ----------   --------   ----------
Standardized measure of discounted future
 net cash flows before income taxes. . . . . . . .  3,494,291  1,070,478    4,564,769
10% annual discount for estimating timing of
 cash flows. . . . . . . . . . . . . . . . . . . .   (824,033)  (532,784)  (1,356,817)
                                                   ----------   --------   ----------
Standardized measure of discounted future
 net cash flows. . . . . . . . . . . . . . . . . . $2,670,258   $537,694   $3,207,952
                                                   ==========   ========   ==========

                                 EXHIBIT INDEX

  Exhibit No.
  -----------
    23.1          Consent of PricewaterhouseCoopers LLP

    23.2          Consent of Arthur Andersen LLP